Exhibit (p)(5)
SUPERVISORY PROCEDURES AND CODE OF ETHICS RELATING TO
INVESTMENT ADVISORY SERVICES
OF
SUMMIT INVESTMENT MANAGEMENT, LTD.
MARCH 2007

I. REGISTRATION REQUIREMENTS	1

1.1 Chief Compliance Officer	1
1.2 Chief Compliance Officer Qualification	1
1.3 Investment Adviser Representatives	2
1.4 Representative Qualification	2
1.5 Maintenance of Registration, License and Qualification	2
1.6 Specific Firm and Representative Limitations Relating to Registration	2

II. RULES OF CONDUCT	4

2.1 Advisory Contracts and Calculation of Fees	4
2.2 Written Disclosure Statements	4
2.3 Cash Payments for Client Solicitations	6
2.4 Use of Sub-Advisers	7
2.5 Advertisements	7
2.6 Custody and Possession	9
2.7 Review of Correspondence	9
2.8 Privacy Policy and Procedures	11
2.9 Proxy Voting Policy	12
2.10 Written Procedures/Designation of Chief Compliance Officer	12
2.11 Safeguarding of Client Assets from Conversion or Inappropriate Use	12
2.12 Business Continuity Plan	13

III. REPORTS	14

3.1 Firm Reporting Requirements	14
3.2 Representative Reporting Requirements	15

IV. PROHIBITED BUSINESS PRACTICES	17

4.1 Discretionary Transactions	17
4.2 Third Party Orders	17
4.3 Excessive Trading	17
4.4 Suitability	17
4.5 Unauthorized Transactions	17
4.6 Borrowing or Lending Money and Securities	17
4.7 Use of Titles	18
4.8 Unregistered Securities and Transactions	18
4.9 Unlicensed Broker-Dealers, Agents and Investment Adviser	18
4.10 Custody of Clients’ Funds and Securities	18
4.11 Principal Transactions With Clients	18
4.12 Preparation of Documents	18
4.13 Confidentiality of Client Affairs	18
4.14 Unlicensed Investment Advisers	18
4.15 Fraudulent Conduct	18

V. BUSINESS PRACTICES	20

5.1 Portfolio Trading	20
5.2 Best Execution and Soft Dollar Payments	21
5.3 Aggregation and Allocation of Trades	23

VI. PREVENTION OF INSIDER TRADING	26

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6.1 General Prohibition	26
6.2 Specific Procedures	30
6.3 Violations	30

VII. BOOKS AND RECORDS AND CAPITAL	32

7.1 Maintenance Requirements	32
7.2 Record Retention	34

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INTRODUCTION
          The following supervisory procedures pertaining to Summit Investment Management, Ltd.’s (the “Firm”) business and operations are designed to establish a system to prevent and detect violations of applicable federal and state laws governing the Firm’s investment management services. All persons employed by the Firm are subject to these procedures.
          Thomas J. Czech is the Firm’s Chief Compliance Officer responsible for all compliance-related supervisory duties. He has given other individuals supervisory duties, subject to his oversight. Those individuals are named on Appendix I.
          The Firm’s advisory services are limited to providing investment management services as well as investment and financial counseling services. The Firm has a fiduciary duty to each and every managed and counseled account, and has compliance responsibilities under the Investment Advisers Act of 1940 and state laws. The policy of the Firm is to protect the interests of each client and to place the client’s interests first in each business activity. The Firm’s fiduciary duty also includes providing full and fair disclosure of all relevant facts and any potential or actual conflicts of interest, a duty of loyalty and good faith, making recommendations that are suitable, and seeking and obtaining best execution of client account transactions.
          This Supervisory Procedures manual is a fundamental part of the Firm’s compliance program. Each officer, supervisor and advisory representative (and any associated person/employee) who participates in or has responsibilities in connection with the Firm’s advisory activities will be provided a copy of this manual. Employees shall be required to acknowledge receipt of the manual by signing the receipt set forth as Appendix II.
          This manual is intended to be revised or supplemented from time to time. It is the responsibility of each associated person to update his/her copy by inserting new material as instructed.
          Each officer, manager, supervisor or any other person having managerial or supervisory responsibilities must:
1.	Be familiar with and understand the contents of this manual;

2.	Provide new employees, including trainees, with a copy of this manual;

3.	Ensure that all holders of this manual are familiar with and understand the contents of the manual, and use it in day-to-day activities; and

4.	Ensure that all supplements to this manual are made, as needed, and distributed to persons under their supervision with proper instructions for use.
          The Chief Compliance Officer, or his designee, shall review this procedures manual at least annually to determine its adequacy and the effectiveness of its implementation.

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I.	REGISTRATION REQUIREMENTS
1.1	Chief Compliance Officer

The Firm shall have at all times at least one full-time employee, located at its principal place of business in Milwaukee, Wisconsin, whose responsibilities include supervising the advisory services of the Firm and its Investment Adviser Representatives (the “Chief Compliance Officer”).

Currently, the Chief Compliance Officer is Thomas J. Czech. He has designated other employees to assist in fulfilling his supervisory responsibilities as specified on Appendix I. However, ultimate responsibility for ensuring compliance with the laws and rules governing the Firm’s and its Investment Adviser Representatives’ activities rests with Mr. Czech.
          Procedure
          In order to ensure that proper compliance duties are being performed, the following duties shall be performed by the Chief Compliance Officer or his designee:
(a)	Ensuring that all other supervisors are performing their supervisory functions by periodic supervisor interviews and review of the supervisor function checklist attached as Appendix I.

(b)	Review of new laws and regulations impacting on the Firm’s business and implementation of systems to address those laws and rules.

(c)	Maintenance and distribution of Firm written procedures.

(d)	Reporting directly to the Firm’s Board, as required by the Board.
          As evidence of supervisory review, the Chief Compliance Officer, or his designee, shall perform the functions specified for him on the Appendix I, and ensure that others are performing their supervisory functions, and amend this procedures manual as necessary.
          In the event an individual named as a supervisor on Appendix I should leave the Firm, that person’s successor shall be trained by the Chief Compliance Officer and assume the supervisory duties specified.
          In the event the Chief Compliance Officer should leave, the Firm’s corporate officer in charge shall take the steps necessary to qualify and designate a new supervisor in all jurisdictions where required.
1.2	Chief Compliance Officer Qualification

In order to qualify as a Chief Compliance Officer, an individual must:
(a)	be a full-time employee;

(b)	be located in and operate from the Firm’s principal place of business;

(c)	have passed all applicable state investment adviser representative examinations where the Firm has its principal place of business, unless the examination has been waived; and

(d)	unless exempt, be licensed in the state where the supervisor’s office is maintained and named in a notice to states in which supervision is exercised where such notices are required. Exemptions from licensing shall be determined only by the Chief Compliance Officer.

1.3	Investment Adviser Representatives

The Firm may have one or more individuals represent it as Investment Adviser Representatives. Primary responsibilities of Representatives include seeking client accounts, providing portfolio management and other advisory services to clients and supervising advice given.

1.4	Representative Qualification

To qualify as an Investment Adviser Representative, an individual must:
(a)	have passed all applicable state investment adviser representative examinations in the states where the representative maintains an office, unless the examination has been waived;

(b)	unless exempt, be licensed as a Representative in each state where the Representative maintains an office. Passing an exam does not necessarily mean registration is granted; and

(c)	unless exempt, been named in a notice filed, if required, in the state in which the Representative intends to transact business. Exemptions from licensing shall only be determined by the Chief Compliance Officer or his designee.
No Investment Adviser Representative may solicit business from a prospective advisory client, provide any advice, or supervise advice being given unless registered, or noticed as a Representative of the Firm in the state where the Representative transacts business, unless exempt from the licensing or notice filing requirement. In most states, providing advice only to “institutional” accounts exempts a Representative from licensing. However, the definition of “Institution” must be researched on a state-by-state basis. This research may only be performed by the Chief Compliance Officer or his designee.

Questions regarding state licensing and state notice requirements must be directed to the Chief Compliance Officer, or his designee, before business is conducted.

1.5	Maintenance of Registration, License and Qualification

The following registration-related reports will be filed with the agencies mentioned:
(a)	U.S. Securities and Exchange Commission: The Firm shall file a completed Form ADV updating amendment with the U.S. Securities and Exchange Commission, Washington, D.C., within 90 days after the end of each fiscal year. (Also see “Firm Reporting Requirements.”)

(b)	States: The Firm shall file state notice renewal applications each year when due.
1.6	Specific Firm and Representative Limitations Relating to Registration
(a)	Investment Adviser (Firm) Limitations
(i)	The Firm shall not engage in investment advisory activities when it is not, but is required to be, registered under the Investment Advisers Act of 1940, or conduct business in a state unless it is licensed, has filed the appropriate notice, or is exempt from licensing or the notice filing requirement.

(ii)	The Firm shall not employ directly any individual to represent it as a Representative except an individual who has fulfilled the licensing requirements described in Section 1.4 herein, unless the licensing requirement has been waived by regulation of the appropriate state administrator.
(b)	Investment Adviser Representative Limitations
(i)	No employee or Representative shall solicit client accounts or provide advice to clients in a state unless they have fulfilled the licensing requirement of Section 1.4, or are exempt from the requirement, and have been authorized by the Firm to transact business as a Representative.

(ii)	No employee or Representative shall transact business on behalf of, or otherwise represent, any broker-dealer, issuer or other investment adviser or be separately licensed as an investment adviser without the prior consent of the Chief Compliance Officer.

(iii)	No employee or Representative shall issue, offer or sell any type of investment instrument, including promissory notes, general partnership interests, joint venture interests, limited partnership interests or commercial paper without first obtaining the consent of the Chief Compliance Officer.
          Procedure
          To ensure compliance with the requirements specified in this section, the following duties will be performed by the Chief Compliance Officer or his designee:
(a)	Ensure the Firm remains registered with the SEC and that Form ADV amendments, including the Form ADV annual updating amendment, and other required filings and notices are filed with states when required.

(b)	Monitor all other employees’ activities to ensure they are properly licensed when they need to be, or are exempt from licensing, in the states in which they transact business. Such reviews should include review of new contracts, correspondence, trade confirmations and client address change forms.

(c)	Arrange for examination and licensed application filings.

(d)	File necessary amendments to Form U-4 for Investment Adviser Representatives requiring such amendments.

(e)	Review new office openings, if and when they occur, to ensure the office and the individuals transacting business from the office are properly registered in the state where the office exists.

(f)	Collection and review of Annual Regulatory and Outside Business Activity Questionnaires from Investment Adviser Representatives and employees. See Appendix III. Review all questionnaires for questionable activity.
          All records reviewed must be initialed, dated and permanently retained as evidence of review.

II.	RULES OF CONDUCT
2.1	Advisory Contracts and Calculation of Fees

All contracts for advisory services provided to clients must be in writing and a copy of the contract must be given to the client within 10 days after execution by an officer of the Firm. Only an officer may sign contracts. The Firm shall not enter into, extend or renew any investment advisory contract if the contract:
(a)	Provides for compensation to the Firm on the basis of a share of capital gains upon or capital appreciation of the funds or any portion of the funds of a client unless the client is a financial institution or institutional investor;

(b)	Fails to provide, in substance, that no assignment of the contract may be made without the consent of the client;

(c)	Fails to disclose, in substance, the term of the advisory agreement, the fee to be charged by the Firm, the formula for computing the advisory fee, the formula for computing the amount of prepaid fee to be returned in the event of contract termination or non-performance, and whether the contract grants discretionary power to the Firm; or

(d)	Contains any condition, stipulation or provision binding the client to waive any rights under any applicable law or any rule or order thereunder.
No Representative may provide investment advice to any person unless a contract has first been signed by the client and by an authorized officer of the Firm. No Representative may amend an agreement.

Client holdings will be valuated in the following manner when calculating fees:
(a)	For securities that are listed or admitted to trading on any national securities exchange, the last sale price on the date of determination, or, in case no such sale takes place on such date, the average of the closing bid and asked prices on the date of determination, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange on which such security is listed or admitted to trading.

(b)	For securities which are not listed or admitted to trading on any national securities exchange, the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as last reported by NASDAQ or such other system then in use, or, if on the date of determination, the security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such security selected by the Firm.

(c)	For all other items comprising the client’s account, the value determined by the Firm in its good faith and sole discretion.
2.2	Written Disclosure Statements

The Firm shall, in accordance with various state rules and Regulation §275.204-3 under the Investment Advisers Act of 1940, furnish and offer to furnish, in the manner and time periods specified below, each advisory client and prospective advisory client with a written disclosure statement (Part II of its Form ADV), or an equivalent brochure, as explained below:

(a)	Initial Delivery of Form ADV, Part II, to Clients or Prospective Clients. Not less than 48 hours prior to entering into any contract with a client or prospective advisory client, or at the time of entering into any such contract, if the client has a right to terminate the contract without penalty within five (5) business days after entering into the contract.

The Firm shall retain a record which identifies the date of initial delivery.

(b)	Annual Delivery of Form ADV, Part II, or Offer to Deliver to Clients. Annually, without charge, deliver or offer, in writing, to deliver upon request of each client Part II of Form ADV. Forms requested in writing by a client responding to the Firm’s written offer to deliver must be mailed or delivered within seven (7) days of the receipt of the client’s written request for the statement. The Firm shall retain a record of each annual offer.

Each Investment Adviser Representative shall obtain copies, as needed, of the Firm’s current Part II of Form ADV, or equivalent brochure, from the Chief Compliance Officer.

SEC Rule 206(4)-4 under the Investment Advisers Act requires disclosure of a weak financial condition and certain disciplinary events:
(i)	Financial Condition. An investment adviser who has custody or discretionary authority over client funds or securities, or who requires prepayment of fees of more than $500 per client and six or more months in advance, must disclose a “precarious financial condition” to those clients over whose securities they have custody or discretionary authority, or from whom they accept prepaid fees. “Precarious financial condition” means a financial condition of the adviser that is “reasonably likely to impair the adviser’s ability to meet contractual commitments to clients.” This would generally include insolvency or bankruptcy.

(ii)	Disciplinary Events. Advisers are also required to disclose to clients and prospective clients all material facts about any legal or disciplinary event “material to an evaluation of the adviser’s integrity or ability to meet contractual commitments to clients involving the adviser or its management persons.” “Management person” means a person with the power to exercise, directly or indirectly, a controlling influence over the management or policies of an adviser, or to determine the general investment advice given to clients.

The following four factors should be considered when determining if an event is “material:”
(1)	the distance of the entity or individual from the advisory function;

(2)	the nature of the infraction;

(3)	the severity of the sanction; and

(4)	the time elapsed since the incident.
Whether or not an event which occurred beyond ten years would be material depends upon the facts and circumstances, and thus the Firm should weigh the four factors above to determine if the event is “material.” A “material” disciplinary event includes any of the following events occurring within ten years:
Court Actions. A criminal or civil action in a court of competent jurisdiction in which the person–

(i)	Was convicted, pleaded guilty or nolo contendere (“no contest”) to a felony or misdemeanor, or is the named subject of a pending criminal proceeding (any of the foregoing referred to hereafter as “action”), and such action involved: an investment-related business; fraud, false statements, or omissions; wrongful taking of property; or bribery, forgery, counterfeiting, or extortion;

(ii)	Was found to have been involved in a violation of an investment-related statute or regulation; or

(iii)	Was the subject of any order, judgment, or decree permanently or temporarily enjoining the person from, or otherwise limiting the person from, engaging in any investment-related activity.
Administrative Proceedings. Administrative proceedings before the SEC, any other federal regulatory agency or any state agency in which the person–
(i)	Was found to have caused an investment-related business to lose its authorization to do business; or

(ii)	Was found to have been involved in a violation of an investment-related statute or regulation and was the subject of an order by the agency denying, suspending, or revoking the authorization or the person to act in, or barring or suspending the person’s association with, an investment-related business; or otherwise significantly limiting the person’s investment-related business; or otherwise significantly limiting the person’s investment-related activities.
Self-Regulatory Actions. Self-Regulatory Organization (SRO) proceedings in which the Firm, or any person associated with the Firm–
(i)	Was found to have caused an investment-related business to lose its authorization to do business; or

(ii)	Was found to have been involved in a violation of the SRO’s rules and was the subject of an order by the SRO barring or suspending the person from membership or from association with other members, or expelling the person from membership; fining the person more than $2,500; or otherwise significantly limiting the person’s investment-related activities.
2.3	Cash Payments for Client Solicitations

Neither the Firm nor any of its Representatives may pay a cash fee, directly or indirectly, to any person seeking clients for the Firm unless the prior consent of the Chief Compliance Officer has been obtained and the payments are made in compliance with all applicable laws and rules. In all cases, the applicable provisions of SEC Rule 206(4)-3 under the Advisers Act must be followed. The rule requires:
(a)	the Firm be registered under the Advisers Act;

(b)	the solicitor not be a “bad boy,” i.e. no conviction, or subject to certain orders of the SEC, with respect to securities activities;

(c)	the cash fee to be paid pursuant to a written agreement, a copy of which is retained in compliance with Reg. 204-2(a)(10); and

(d)	when the fee is paid to a solicitor:

(i)	there is written agreement with the Firm which:
(1)	Describes solicitation activities and compensation;

(2)	Obligates solicitor to comply with the Firm’s instructions and the Advisers Act and rules; and

(3)	Obligates the solicitor to provide each prospective client with the Firm’s brochure and a separate disclosure document which discloses the following:
a.	solicitor’s name;

b.	Firm’s name;

c.	nature of relationship between solicitor and the Firm;

d.	statement that solicitor is to be compensated by the Firm;

e.	terms and description of compensation; and

f.	the amount, if any, which will be charged to the client in addition to the advisory fee.
To comply with the above conditions, prior to executing an advisory contract, the Firm must receive a signed and dated acknowledgment form from the referred client evidencing receipt of the Firm’s Form ADV, Part II and the disclosure document. The acknowledgment form must be retained by the Firm in compliance with SEC Rule 204-2(a)(15).

The Firm must also notify the solicitor as to those states in which the solicitor may solicit the adviser’s services. Many states have regulations that govern solicitors and generally define an “investment adviser representative” as any individual who solicits the adviser’s services. Therefore, in many states, individual solicitors are required to register as investment adviser representatives of the Firm for whom they are soliciting, or of another adviser with which the Firm has a solicitation agreement, or be exempt from registration. The Chief Compliance Officer must check state regulations before permitting solicitation activities to occur.

2.4	Use of Sub-Advisers

The Firm shall not employ any sub-adviser unless the Firm has specific written authority from the client to employ a sub-adviser and further provided the Firm performs a thorough due diligence review of the character and capabilities of the adviser to ensure that it can perform above average services for the client. The Firm’s Form ADV must be amended to describe the terms of the sub-adviser relationship. In addition, the Chief Compliance Officer shall review the activity of each sub-adviser, at least on an annual basis, and examine the volume and suitability of transactions, order errors, best price procedures, soft dollar allocations, written procedures, performance and the adviser’s existing Form ADV. In the event the sub-adviser’s performance is inadequate, its agreement with the Firm should be terminated.

2.5	Advertisements

Neither the Firm nor any of its Representatives may publish, circulate, distribute, or otherwise use any advertisement that is incomplete, false or misleading.

The SEC has defined “advertisement” to include any written communication directed to more than one person, or any notice or other announcement in any publication or by radio or television which offers any analysis, report or publication concerning securities or is used to determine when to buy or sell securities or which securities to buy or sell; or any graph, chart, formula or other device used to determine when to buy or sell any securities or which securities to buy, or any other investment advisory services. All advertisements developed by, or on behalf of, the Firm or its Representatives shall be consistent with the provisions of Sec. 206(4) of the Investment Advisers Act of 1940, Rule 275.206(4)-1 thereunder, and applicable state laws and rules thereunder.

All advertising and marketing materials must be consistent with the fees and services described in the Firm’s Form ADV currently on file with the SEC. An annual review of all marketing material must be performed by the Chief Compliance Officer, or his designee, to ensure the materials are not outdated.

Information provided in the Firm’s website is subject to the SEC advertising rules, and also any applicable state regulations. Website information must therefore be considered advertising and subject to the same policies and procedures for the review, approval and retention of advertising and marketing materials.

Rule 206(4)-1 describes various advertising practices which the SEC views as being fraudulent, deceptive and/or manipulative within the meaning of the Advisers Act. Pursuant to this rule, the following may not be contained in any advertisements used by the Firm:
(a)	Testimonials concerning any advice or service of the Firm;

(b)	References to past or specific recommendations which were or would have been profitable to a person (excepting advertisements listing or offering to list all recommendations for at least one year together with certain required information and containing a required cautionary clause);

(c)	Representations that any graph, chart, or formula or device can be used to determine which securities to buy or sell or when to buy or sell them unless accompanied by explicit disclosure regarding the limitations and difficulties and risks inherent with their use;

(d)	Any representation that a service will be provided free of charge unless there is in fact no condition or obligation; or

(e)	Any untrue statement of a material fact or omission which makes the ad false or misleading.
While the term “misleading” is not specific in its intent, the SEC generally bases its determination on all the particular facts relative to the advertisement and looks carefully at the form and content of the advertisement, the implications or inferences which could reasonably be made from the advertisement in its total context and the overall sophistication of the audience receiving the advertisement’s message.

Past Advice. If the Firm elects to use representations of past advice, (recommendations that were or could have been profitable) the advertisement must either contain all recommendations of the Firm for at least the past year with additional specific information (as outlined in the rule), or the advertisement may include an offer to provide on request a list of recommendations. Performance time periods must be clearly identified and should not mislead the reader in any way.

Comparisons. Advertisements which compare performance to an index must include performance relative to a comparable, fair and meaningful index, and where performance is superior, the advertisement should note all special factors leading to this performance, e.g. concentrations, a generally rising market, differences in how the index and actual results were calculated. Any information regarding rates of return must reflect performance net of brokerage commissions, advisory fees and expenses.

Model Results. Model or actual performance results may not be used unless adequate disclosures are made to conform with the SEC’s Clover Capital Management no-action letter and further provided that the Chief Compliance Officer, or his designee, has approved the performance material in advance of use.

2.6	Custody and Possession

Rule 206(4)-2 of the Investment Advisers Act covers those advisers who have “custody or possession” of the funds or securities of their clients. “Custody and possession” not only means actual hands on custody, but also the ability to control or directly access a client’s funds or securities. Where the Firm or a Representative acts as a client’s trustee, pays a client’s bills or otherwise has access to a client’s funds or certificates, or has the ability to appropriate them, the custody Rule applies. Custody is assumed in those instances where the Firm may receive client certificates and immediately transmit them to the client’s account custodian. The rule require a firm having custody to adhere to the following:
(a)	The securities certificates in custody must be segregated, marked in such a way to identify the particular client who owns them, and held in safekeeping;

(b)	All funds of a client must be deposited in a bank account which contains only client funds and the adviser must maintain a separate record for each such account. The adviser must notify each client as to the location of securities and funds and of any changes in the place or manner in which such assets are held;

(c)	The adviser must send to each client at least quarterly an itemized statement of all of the client’s securities and funds; and

(d)	All funds and securities custodied must be verified by a independent public accountant at least once a year by surprise audit, and a report of that audit must be filed with the SEC by filing Form ADV-E.
Rule 204-2(b) of the Advisers Act sets forth books and records required for advisers who have custody or possession of client securities or funds.

In those instances where an adviser is deemed to have custody but where the funds of the client are held by a bank or broker-dealer which sends quarterly account statements to the client, the conditions set forth in (a)-(d) above do not apply. The conditions also do not apply to the Firm if the Firm inadvertently receives certificates from clients but returns them to the client within three days of receipt.

As mentioned above, advisers may also be trustees or executors of client trusts or wills. These services could cause special custody considerations, thus may not be performed without the express consent of the Chief Compliance Officer.

2.7	Review of Correspondence

The following procedures will be followed by the Firm in connection with reviewing all incoming and outgoing correspondence, including e-mails, relating to the Firm’s business.

Technology has greatly expanded how communications between the Firm and its clients and others take place. New means of communication such as e-mail and the Internet will continue to significantly affect the manner in which the Firm and its personnel conduct their business and communicate with clients. While changes in modes of communication allow for timely and efficient communications with clients and others, the same changes in communications media and capacity put an added responsibility on the Firm and its supervisory personnel for review of correspondence. Furthermore, special attention must be given to these new correspondence means to ensure the Firm meets its correspondence retention responsibilities under the Investment Advisers Act of 1940.

All correspondence, whether written or electronic, must either be sent or received by the Chief Compliance Officer, or submitted on the day sent or received, to the Chief Compliance Officer for review. Types of client-related correspondence that must be sent include that received from a client or prospective client, correspondence sent to a client or prospective client, letters sent to brokers, letters received from brokers, letters from regulators, vendors and those with whom the firm has contracts, form letters, and all other communications relating to the firm business. This includes all incoming e-mail and faxes and all outgoing e-mails and faxes.

Because of the administrative nature of certain pieces of correspondence, the following items are not subject to pre review:
(a)	Trade confirmations and routine trade-related correspondence from brokers.

(b)	Routine administrative-related correspondence to clients, e.g., a form letter sending a quarterly report.

(c)	Business invoices received or invoices sent.
          Procedure
          In order to ensure proper oversight, the following duties shall be performed by the Chief Compliance Officer, or his designee. All documents reviewed must be initialed by the supervisor, dated and retained.
(a)	Accept all new advisory contracts on behalf of Firm by signing and dating them.

(b)	Ensure Form ADV, Part II (or equivalent brochure) is delivered to each client at least 48 hours before contract signing.

(c)	Ensure that an annual offer of Form ADV, Part II has been made to each existing advisory client.

(d)	Maintain a record of when deliveries and offers were made in connection with (b) and (c) above.

(e)	Ensure due diligence is performed periodically on activities of sub-advisers, if and when sub-advisers are utilized.

(f)	Monitor all payments made for client solicitations to ensure compliance with the Investment Advisers Act of 1940.

(g)	Review all public advertising and sales literature in advance to ensure it meets regulatory standards.

(h)	Review of advertisements pertaining to all Firm services prior to use to ensure each ad also conforms with applicable advertising rules under the Investment Advisers Act of 1940.

(i)	Do not permit the Firm or any of its Representatives or employees to accept or have access to client certificates or otherwise have custody of client assets. No checks may be made payable to the Firm, other than for fees. Certificates received inadvertently from clients must be returned within three days.

(j)	All client-related correspondence, including e-mails, except for that exempted below, must be reviewed by the Chief Compliance Officer, or his designee.

The Chief Compliance Officer, or his designee, will be responsible for evidencing review of each piece of correspondence by initialing and returning it to the appropriate staff member for placement in client and other appropriated business files or electronic storage medium.

All supervisory reviews specified above shall be performed at least within every two business days from when the piece of correspondence is received or sent.

Any question regarding the subject matter of correspondence must be brought to the attention of the Chief Compliance Officer.

Electronic Filing. Using many of the same guidelines outlined above and whenever it is possible, electronic filing of client-related correspondence is preferred. All incoming and outgoing correspondence done using the e-mail system can be forwarded to the Chief Compliance Officer for review. After supervisory review, it will then be forwarded to the appropriate folder on the network for permanent storage.

In addition, any correspondence done by employees using Word or WordPerfect can also be sent to the supervisor through the e-mail system as an e-mail attachment.
2.8	Privacy Policy and Procedures

A copy of the Firm’s privacy policy must be delivered to each new client when an account is first opened, and to each existing client once per year.

To be sure that the privacy of the Firm’s clients is maintained, the Firm has developed the following physical, electronic and procedural safeguards to protect private information.

It is the responsibility of the Chief Compliance Officer, or his designee, to ensure the Firm’s day-to-day business activities are performed in accordance with these procedures and that each Representative and all other employees are aware of them.
(a)	All information collected regarding any client and recorded on any Firm document, correspondence, electronic medium or other way, including hand written notes, shall be protected and not made available to any non-employee of the Firm without permission of the client.

(b)	All documents, correspondence and other materials containing client personal information must be kept in files, and those files must be securely retained. Personal information should not be left on desks or left in places available for third parties to view.

(c)	All computers may only be accessed during the day by Representatives or employees using them for business purposes. No third party may use a Firm computer for any reason.

(d)	No information relating to a client’s business may be transferred to a non-office computer without the advance consent of the Chief Compliance Officer. All e-mails and other communications involving Firm business in a personal computer must be promptly transferred to the Firm’s computers and deleted from personal computers.

(e)	All Representatives and other employees are forbidden from selling any client information.

(f)	All records of the Firm that go beyond required retention periods under federal and state law must be destroyed, if disposed of, by shredding or some other means which destroys the file, document or other item completely. No record may be destroyed without the advance consent of the Chief Compliance Officer.

(g)	Generally, all records should be retained and used at the Firm’s offices and not taken from the office except for meetings with clients when document reviews are necessary. When removed from the office, client personal information should be transported in a way that does not allow any information to be viewed by third parties.

(h)	The office must be locked at all times whenever an employee or Representative is not present.

(i)	No Representative or employee may discuss the business or background information of any client with a third party, even casually, unless the discussion occurs for business purposes and with the prior permission of the client.
          Procedure
          The Chief Compliance Officer must establish a system to ensure that the procedures set forth above are followed, and that a copy of the Firm’s privacy policy is delivered to each new client when an account is opened, and to each existing client at least once per year. Evidence of delivery must be retained in Firm files.
          A copy of this procedure will be delivered to each Representative and employee by the Chief Compliance Officer as notice of the procedural safeguards established by the Firm.
2.9	Proxy Voting Policy

The Firm’s will generally not vote proxies on behalf of clients.

2.10	Written Procedures/Designation of Chief Compliance Officer

This manual must be reviewed at least annually by the Chief Compliance Officer, or his designee, to determine its adequacy and the effectiveness of its implementation. Each review should consider the compliance matters that arose during the previous year, any changes in the business activities of the Firm or its affiliates, e.g. types of services, types of clients, types of investments, etc., and any changes in the Advisers Act or applicable regulations that might suggest the need to revise the policies or procedures. More frequent reviews should be performed in the event significant compliance events should occur or in the event of changes in business arrangements.

The Firm must maintain a record documenting the annual review. Such records may be maintained electronically.

2.11	Safeguarding of Client Assets from Conversion or Inappropriate Use

No person associated with the Firm shall either convert, or use for any inappropriate purpose, any client assets. As indicated in previous chapters of this manual, client certificates should not be received under any circumstances. In addition, customer checks may only be accepted if payable to the client’s account custodian or other appropriate third party. Under no circumstances may a client’s check be made payable to the Firm, other than for payment of advisory fees.

2.12	Business Continuity Plan

The Firm has developed a business continuity plan which will be implemented in the event a disaster disrupts its normal day-to-day business operations. The plan is attached as Appendix IV.

III.	REPORTS
3.1	Firm Reporting Requirements

The Firm shall file the following reports at the times specified with the SEC and each state in which the Firm is licensed, or has filed its Form ADV as a notice:
(a)	U.S. Securities and Exchange Commission
(i)	Amendments to Form ADV. The Firm shall promptly file an amendment on Form ADV if any information contained in response to Part I, items 1, 3, 9 or 11 of Part I of its Form ADV becomes inaccurate for any reason, if information provided in response to items 4, 8 or 10 of Part I become materially inaccurate and within 90 days of the end of the fiscal year for any other changes.

Also, if a change is made to Part II, a revised Form ADV, Part II disclosure brochure must be prepared reflecting the amendment.

(ii)	Updating Amendment. A Form ADV annual updating amendment within 90 days after the Firm’s fiscal year-end.

(iii)	Form ADV-E. Form ADV-E must be completed by investment advisers who possess (directly or indirectly) or have custody of client funds or securities. The ADV-E must be completed by the investment adviser and then given to an independent public accountant who examines client funds and securities in the custody or possession of the investment adviser. The accountant then submits the ADV-E along with the certificate of accounting required under Rule 206(4)-2(a)(5) of the Advisers Act to the SEC and applicable state regulators. Two copies should be filed with the SEC’s principal office in Washington, DC and another copy with the appropriate SEC Regional Office. Other copies may be submitted to appropriate state regulators, as applicable.

(iv)	Form 13-G. Form 13-G may be filed in lieu of a Schedule 13-D if such person has acquired more than 5% of the outstanding shares of a security in the ordinary course of business and not with purpose of changing or influencing control of the issuer and such person is a registered investment adviser or a specified type of institutional investor [Rule 13d-1(b)(1)(ii)(E)] under the Securities Exchange Act.

Schedule 13-G must be filed within 45 days after end of calendar year in which the obligation arose and following each year end thereafter to report a change in position as long as the person continues to own a five percent position or more. The schedule need not be filed if the person does not own more than 5 percent at the end of the calendar year. If the person no longer holds such securities in the ordinary course of its business, and now holds it with the intent or effect of causing a change in control of the issuer, the person must promptly file a Form 13-D. The duty to amend 13-G is found in Rule 13d-2 of the Securities Exchange Act. Form 13-G must be filed electronically on the SEC’s EDGAR Filing System.

(v)	Form 13-F. This Form must be filed by the Firm for accounts holding exchange traded or NASDAQ quoted equity securities having an aggregate fair market value of at least $100 million on the last trading day of any month. Any person subject to this provision must file within 45 days of the end of each quarter. [See § 13(f)(3) of the Securities Exchange Act and Part D of the General Instructions

accompanying Form 13F]. Form 13F may be filed either in hard copy or by the SEC’s EDGAR Electronic Filing System.
(b)	Reports to State Administrators
(i)	Annual Notice Renewals. An annual renewal of notices shall be filed, as required, with each state administrator receiving an initial notice from the Firm. The renewal must cover both the Firm and its Representatives’ registrations.

(ii)	Amendments to State Notices. Except as provided above, all material changes to the information included in the Firm’s state notices shall be set forth in an amendment to the state notice forms (including Form ADV) and filed with the appropriate state administrators promptly.

(iii)	Branch Offices. Notification of the establishment of a branch or termination of a branch (in addition to amending Schedule D of Form ADV) is a requirement in a number of states. Notification is required within specific timeframes regarding opening or closing branch offices. Some states require prior notification and the payment of a fee.

Definitions of “branch office” vary from state to state. If the Firm employs advisory person(s) outside the home office location, it must review each state’s branch office definition and registration requirements before services are provided at an office.
3.2	Representative Reporting Requirements

Each Investment Adviser Representative is responsible for keeping his or her qualification application (Form U-4 or other form) on file with state administrators complete and current, and to report to the Firm certain events and occurrences. In addition, each employee has an obligation under federal law to file a list of his or her personal securities transactions with the Firm. Accordingly, each Representative must make the following reports to the Chief Compliance Officer:
(a)	Qualification Applications

A written report within 10 days of any event that occurs so as to make any answers to the questions contained in the Representative’s Form U-4 application on file with any state administrator inaccurate, incomplete or misleading.
(b)	Lawsuits and Administrative Proceedings

Copies of any complaint naming the Representative as a defendant in any civil or criminal proceeding, or in any administrative or disciplinary proceeding by any public or private regulatory agency, within 2 days of the date the complaint is served on the Representative; a copy of the answer filed thereto by the Representative within 5 days of the date such answer is filed; and a copy of any decision, order or sanction made with respect to such proceeding within 5 days of the date the decision, order or sanction is rendered.

(c)	Concluded Administrative Proceedings

Pending and concluded administrative proceedings must be reported promptly on all Form U-4’s filed by the Representative for the Representative.

(d)	Personal Securities Accounts, Holdings and Transactions

The Firm has established a specific procedure with respect to Securities Transactions of Access Persons. The procedure is attached as Appendix V to this procedures manual. The procedure requires the reporting by “access persons” of all securities accounts, holdings and transactions.

(e)	Outside Employment and Other Activities

Any employment or other outside activity by an employee or Representative may result in possible conflicts of interest for the employee or for the Firm and therefore must be reviewed and approved by the Chief Compliance Officer. Outside activities which must be reviewed and approved include such activities as the following:
(i)	active in any other business including part-time, evening or weekend employment;

(ii)	serving as an officer, director, partner, etc., in any other entity;

(iii)	ownership interest in any non-publicly traded company or other private investment;

(iv)	any public speaking or writing activities; or

(v)	receipt of job-related compensation from a source other than the Firm.
Approval for any of the above activities is to be obtained by an employee before undertaking any such activity so that a determination may be made that the activities do not interfere with any of the employee’s responsibilities at the Firm and any conflicts of interests in such activities may be addressed.

(f)	Violations of Applicable Laws and Firm Policies. Any employee becoming aware of any Firm or employee activity which is in violation of any applicable law or rule, or Firm policy, must be reported to the Chief Compliance Officer immediately.
          Procedure
          In order to ensure proper oversight, the following duties shall be performed by the Chief Compliance Officer, or his designee, within the time frames required by law or specified herein:
(a)	Preparation of Form ADV.

(b)	Filing of Form ADV with the SEC and each state in which notices have been filed.

(c)	Monitoring of Firm’s changes in personnel, business plans, contracts and fees to ensure Form ADV amendments are filed promptly when due, including the Firm’s Form ADV updating amendment annually with the SEC and each state where a notice has been filed.

(d)	Review of Form U-4 and other reports describing outside employment to determine the appropriateness of the employment.

(e)	Monitoring business and client positions to determine whether reports under Rule 13.G. or 13.F. must be filed.
          Records reviewed must be initialed, dated and retained as evidence of review.

IV.	PROHIBITED BUSINESS PRACTICES

Neither the Firm nor any of its employees or Investment Adviser Representatives shall engage in any of the following practices in connection with providing the Firm’s advisory services to the funds it manages or any other client.
4.1	Discretionary Transactions

Exercise any discretionary power of any kind unless the Firm has obtained written discretionary authority from the client. In most cases, the authority is granted when the client signs the Firm’s investment management agreement.

4.2	Third Party Orders

Place an order to purchase or sell a security for the account of a client upon instruction of a third party without first obtaining a third party trading authorization from the client.

4.3	Excessive Trading

Induce trading in a client’s account that is excessive in size or frequency in view of the financial resources and character of the account.

4.4	Suitability

Recommend to a client the purchase, sale or exchange of any security unless the recommendation is suitable for the client based upon the client’s financial situation and needs and investment objective. In making recommendations and decisions for accounts, the Firm’s portfolio managers must select brokers and effect transactions in a way that is designed to result in the best execution of transactions. See Chapter V.

The Firm requires that each new client, in addition to receiving its disclosure information, supply important information needed to establish an investment advisory relationship. Advisory personnel must be familiar with the client documents required by the Firm and be careful that all necessary information is obtained and where applicable, verified with supporting documents, such as trust agreements, discretionary agreements, and power of attorney forms. Of primary importance is information regarding financial needs and investment objectives. Unless adequate information is obtained regarding these areas, the Firm will be unable to ascertain the investment suitability for the client. A written statement of investment policy or guidelines be prepared or received for each advisory client relationship and any client restrictions noted in writing. Restrictions include which securities or types of securities to (or not to) buy and sell, percentage allocations, brokers to use and other conditions.

In addition, during client contacts after account opening, each client’s investment objectives must be reconfirmed and, if it is outdated, the financial information on record must be updated by the portfolio manager.

4.5	Unauthorized Transactions

Place an order to purchase or sell a security for the account of a client without authority to do so.

4.6	Borrowing or Lending Money and Securities

Borrow money or securities from, or lend money or securities to, a client.

4.7	Use of Titles

Represent itself or themselves as a financial or investment planner, consultant, or adviser, when the representation does not accurately describe the nature of the services offered, the qualifications of the person offering the services, and the method of compensation for the services.

4.8	Unregistered Securities and Transactions

Place an order for a client for the purchase or sale of a security unless the security is either registered or the security or transaction is properly exempted under applicable state and federal securities laws.

4.9	Unlicensed Broker-Dealers, Agents and Investment Adviser

Recommend to a client that the client engage the services of a broker-dealer, agent or investment adviser not licensed in the state where the client resides, unless the client is a “financial institution or institutional investor” in the state where the client resides.

Place an order to purchase or sell a security for a client through a broker-dealer or agent not licensed in the state where the client resides, unless the client is a “financial institution or institutional investor” in the state where the client resides.

4.10	Custody of Clients’ Funds and Securities

Take or have custody or possession of any securities or funds of any client. Client checks payable to the custodian, but not certificates, may be received provided they are immediately transmitted.

4.11	Principal Transactions With Clients

Effect a security transaction as principal (for its or their own account) with a client.

4.12	Preparation of Documents

Falsify any information on firm records pertaining to a client’s account, including a client’s name or address.

4.13	Confidentiality of Client Affairs

Disclose to third parties any information received from a client, including the client’s name, unless obligated to do so by law or unless permission of the client is obtained prior to providing the information.

4.14	Unlicensed Investment Advisers

Recommend or use the services of an investment adviser not licensed where a client resides unless the investment adviser is exempt from licensing in the state where the client resides.

4.15	Fraudulent Conduct

Employ any device, scheme or artifice to defraud a client, or engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon a client.

          Procedure
          In order to ensure compliance with the conduct rules set forth above, the following procedures will be followed by the Chief Compliance Officer, or his designee:
(a)	Regular review of the opening of client accounts and all transactions processed for client accounts to ensure they are suitable, not excessive and otherwise conform with client objectives and trading restrictions.

Suitability is a particularly important issue that deserves special attention. All clients have certain investment objectives which asset allocations must adhere to. To ensure client accounts are reviewed regularly, all accounts shall be asked at least annually to provide changes to their financial circumstances. Quarterly account value reviews must also be made quarterly to determine if material account value changes have occurred.

Additional suitability account reviews shall be performed by the Chief Compliance Officer in the event there is any adverse news on a stock in a client portfolio.

To ensure the firm is aware of a client’s objectives, an “investment objective” confirming letter, or client profile sheet, will be sent out as each account is opened.

(b)	Review of correspondence to and from clients.

(c)	Coordinate reviews with supervisor reviewing access person and insider trading reports.
          Records reviewed must be initialed, dated and retained as evidence of review.

V.	BUSINESS PRACTICES

The Firm will adhere to the following procedures daily in connection with providing advisory services to all clients:
5.1	Portfolio Trading
(a)	Order Processing
(i)	Orders will be initiated by portfolio managers only. Trades will only be placed after the portfolio manager reviews portfolio limits and other restrictions to ensure the trades are suitable and in compliance with account restrictions, if any.

(ii)	Trade details and execution information will be recorded on an order ticket which shall be in paper form and time-stamped. Firm records must include journals (or other records of original entry (order tickets) containing itemized daily record of all purchases and sales showing:
(1)	Name of security

(2)	Quantity

(3)	Unit price

(4)	Aggregate purchase or sale price

(5)	Trade date

(6)	Broker

(7)	Persons at Firm placing order and giving the instruction to place the order.

(8)	Whether discretion was exercised.
(iii)	Delivery instructions for settlement will be given by the person placing the order to the executing broker(s) as needed.
(b)	Trade Confirmation, Errors and Settlement
(i)	Confirmations will be matched by the portfolio manager, or his designee, with each executed transaction. Discrepancies must be immediately resolved.

(ii)	Assuming trade confirmations are accurate, the portfolio manager shall take whatever steps are necessary to ensure prompt settlement.

(iii)	In the event of an order error, the error shall be immediately corrected without impacting any client. In all cases, the Chief Compliance Officer must give approval to the correcting transaction.
(c)	Portfolio Data Maintenance
(i)	Maintain portfolio masters.

(ii)	Maintain broker list and soft-dollar arrangements if any.

(iii)	Maintain portfolio and security restrictions. Performance reports for accounts shall be prepared as needed by portfolio manager.

(iv)	Verify portfolio investment compliance requirements.

(v)	Maintain data connections with outside services, analytical system and research providers.
(d)	Authorized Trading Personnel
(i)	No employee may place an order unless authorized by the Chief Compliance Officer.

(ii)	A transaction will only be allowed for an account after the Chief Compliance Officer has verified that the transaction is in compliance with all investment restrictions of the client, Securities and Exchange Commission, states and other appropriate regulatory agencies. To ensure compliance, the Firm will:
(1)	Prepare a list of all compliance restrictions.

(2)	Regularly review restrictions with all appropriate parties.

(3)	Develop systems and reports to ensure compliance with all applicable restrictions.
5.2	Best Execution and Soft Dollar Payments

Note: As of 11/1/06, Summit no longer allows for any soft dollar arrangements.

The Firm is required by various rules and regulations of the Securities and Exchange Commission (the Commission or SEC) to select brokers and execute transactions in a manner that such commissions, fees or other remuneration do not exceed the usual and customary brokers’ commissions. The duty to ensure best execution means that the Firm has an obligation to execute securities transactions so that quality execution prices are obtained, and that the total costs provide the most favorable broker-dealer services received in terms of research, execution capability, commission rates, financial responsibility and responsiveness to the money manager. Section 28(e) of the Securities and Exchange Act of 1934 (34 Act) provides a safe harbor from fiduciary liability for an investment advisor who pays soft dollars when certain conditions are met. This safe harbor provides that brokerage and research services can be paid by soft dollars.

Research services are defined as:
(a)	Furnishing advice, either directly or through publication or writings, as to the value of securities, the advisability of investing in, purchasing, or selling securities, and the availability of securities or providers or sellers of securities;

(b)	Furnishing analytical reports concerning issues, industries, securities, economic factors and trends, portfolio strategy, and the performance of accounts; or

(c)	Effecting securities transactions and performing functions incidental thereto (such as clearance, settlement and custody) or required services in connection therewith by rules of the commission or after self-regulatory organizations of which such person is a member or person with a member or in which such person is a participant.

It is important that the Firm not forget that the quality of execution is as important, if not more important, than the research services to be acquired. To determine whether quality execution services are obtained, a variety of factors should be considered by the Chief Compliance Officer, including:
(a)	Timeliness of order processing to obtain price.

(b)	Ability to maintain confidentiality of trading intentions.

(c)	Timeliness and accuracy of trade confirmations.

(d)	Ability to place trades in difficult market environments.

(e)	Execution facilitation services provided.

(f)	Recordkeeping services provided.

(g)	Custody services provided.

(h)	Frequency and correction of trading errors.

(i)	Ability to access a variety of market venues.

(j)	Expertise as it relates to specific securities.

(k)	Financial condition.

(l)	Business reputation.
These factors, particularly the timing and quality of executions, must be carefully evaluated. To ensure best execution, the best “bid” and “asked” prices will be recorded at the time an order is placed, then the confirmed price will be matched against the bid and asked price.

As a stated policy, the Firm will only use soft dollars to benefit clients. The Firm will only engage in soft dollar arrangements when the Chief Compliance Officer believes that broker execution is satisfactory, a reasonable commission rate is received and research or other services provided by soft dollar arrangements provides lawful and appropriate assistance to the money managers in the performance of their investment decision making responsibilities.

Soft dollar procedures and commitments, if and when they exist, will be documented and reviewed by the Chief Compliance Officer at least annually. A summary of the soft dollar procedures that will be followed are listed below.

Soft Dollar Procedures. (When applicable.)
(a)	Annually, the Firm, if needed, will establish a soft dollar budget based on historical trading volumes. (Currently, the Firm uses one brokerage firm for the bulk of its transactions and has no soft dollar arrangement with that firm.)

(b)	The Chief Compliance Officer will review the services to be covered by any soft dollar arrangement and will verify that:
(i)	the service provides advice, whether directly or through publications or writing, as to the value of securities, the advisability of investing in, purchasing, or selling securities, and the availability of securities or purchases or sellers of securities;

(ii)	furnishes analyses and reports concerning issues, industries, securities, economic factors and trends, portfolio strategy; or

(iii)	effecting securities transactions and performing functions incidental or required in connection therewith by rules of the commission or other regulatory organizations.
(c)	Upon approval of the services, the Firm will arrange for the services to be paid by soft dollars from an approved list of brokers. The brokers will be selected based only on their capacity to affect the best execution of transactions regardless of any other arrangements. Commission paid will reflect only reasonable amounts consistent with the services provided and will not exceed commission generally paid for other transactions.

If a service is of “mixed” use, i.e., for client and Firm use, the Firm shall pay for its use portion in cash.

(d)	The Chief Compliance Officer will regularly review activity reports and the soft dollar budget to ensure compliance with these procedures and to ensure that no trading activity was effected solely to generate soft dollars.
A list of services, and benefits that they provide, is included in the systems section of this report.

5.3	Aggregation and Allocation of Trades

It is the intent of the Firm to perform investment management functions to best carry out the investment policies of each client, consistent with the stated investment objective of each client, while effecting securities transactions at the least expense reasonably attainable. To fulfill this intention, the Firm may from time to time engage in the practice of aggregating purchases or sales of securities and allocating such trades among two or more clients. By doing so, the Firm anticipates decreasing brokerage and transaction costs to all clients through volume discounts, reduction of brokerage commissions through negotiations not available to purchasers or sellers of smaller volumes of securities, and by obtaining the best pricing possible for such trades, whether purchases or sales.

The following procedures are designed to provide portfolio managers and persons responsible for effecting securities transactions for the Firm with the maximum discretion and flexibility consistent with the nondiscriminatory, objective and equitable allocation of trades among clients.
(a)	Statement of Policies
(i)	Aggregation of trades, also termed “bunching” or “block” trading, is a technique to be used in helping the adviser fulfill its duty to obtain best price and execution for all clients, consistent with the terms of the Firm’s advisory agreements and its duty to purchase only suitable securities for clients.

(ii)	Methods for aggregation and allocation of trades will be fully disclosed to clients in the Firm’s Form ADV, Part II, as will subsequent material changes in such policies.

(iii)	In implementing trading policies, the Firm will seek to treat each client fairly and equitably, consistent with its obligations to all clients under Section 206 of the Advisers Act, and other securities laws and regulations which may apply, including applicable Rules thereunder.
(b)	Procedures

The following procedures are intended to guide trading personnel and portfolio managers of the Firm in effecting block trades, without limiting their ability to transact business in the manner best suited in their judgment to carrying out the fiduciary duties of the Firm to clients:
(i)	Orders for purchases or sales and modifications or cancellations of orders must be communicated only by portfolio managers by writing the terms and conditions of each order and the identity of the accounts included in any aggregated order.

(ii)	Orders may be entered for execution only from written instructions received by a portfolio manager.

(iii)	Written orders will be time-stamped and, if possible, again upon receipt of notification of execution.

(iv)	At all times the Firm will maintain contemporaneous records from which those placing orders may determine which securities are owned by each account and in what quantities at a given point in time.

(v)	Generally, orders transmitted should be filled on a first-in, first-out basis, subject to exceptions based upon market conditions, the expectation of other orders for the purchase or sale of the same security which might be anticipated to be aggregated for the benefit of each client, and under such other circumstances as the portfolio manager determines are reasonably likely to accomplish best pricing and execution.

(vi)	Clients participating in a block trade will receive the same execution price.

(vii)	When a block trade can not be fully executed, any unexecuted amounts will be rewritten for subsequent execution, if possible, unless other instructions are provided by the portfolio manager(s).
          Procedure
          In order to ensure proper oversight, the following supervisory duties shall be performed by the Chief Compliance Officer, or his designee:
(a)	Overall responsibility for portfolio trading and back office operations daily.

(b)	Review of trades to ensure they are placed in accordance with the Firm’s block trade policies.

(c)	Review of trades to ensure proper execution at best price and proper settlement.

(d)	Correction of errors as they occur.

(e)	Preparation of trading reports to management (brokerage reports)

(f)	Preparation of portfolio information.

(g)	Ensure compliance with soft dollar allocation policies, if applicable, daily.

(h)	Ensure that the Firm does not take custody of client securities or funds.
          Records reviewed must be initialed, dated and retained as evidence of review.

VI.	PREVENTION OF INSIDER TRADING

The Insider Trading Securities Fraud Enforcement Act of 1988 includes a variety of provisions to deter, detect and punish insider trading violations. The penalties for violations of the law are severe. The law imposes civil penalties of up to three times the profit gained or loss avoided as a result of an unlawful purchase or sale or communication of inside information, plus disgorgement of the profit. The law also imposes a special responsibility on investment advisers to establish written supervisory procedures that are reasonably designed to prevent the misuse of material, nonpublic information by the investment adviser or any person associated with it.

The following sections describe the procedures that will be followed by the Firm to prevent and detect insider trading violations. Any questions regarding these procedures should be brought to the attention of the Chief Compliance Officer.
6.1	General Prohibition
(a)	Any Firm employee who becomes aware of material information that has not been disclosed to the marketplace generally should not, without first discussing the matter with the Chief Compliance Officer, or counsel, trade in (purchase or sell) the securities of the company to which the information relates, either on behalf of any client or for his or her own or related account, recommend transactions in such securities, or disclose that information (tip) to others. These restrictions apply if such information has been acquired improperly or, though acquired properly, has been obtained in circumstances in which there is a reasonable expectation that it will not be used for trading purposes, or where the information relates to a tender offer and came from a tender offer participant.

In particular, no employee may trade, tip or recommend the securities of any issuer having obtained material nonpublic information on a confidential basis, from an insider in breach of his or her duty, or through “misappropriation.” On the other hand, there is no prohibition against using information obtained legitimately through one’s own analyses or appropriate investigative efforts.
(i)	Materiality. Information is “material” if it has market significance, that is, if its public dissemination is likely to affect the market value of securities, or if it is otherwise information that a reasonable investor would want to know before making an investment decision.
(1)	While it is impossible to list all types of information which might be deemed material under particular circumstances, information dealing with the following subjects is often found to be material:
•	earnings estimates and other financial projections

•	dividends

•	major new discoveries or advances in research

•	acquisitions, including mergers and tender offers

•	sales of substantial assets

•	changes in debt ratings

•	significant write-downs of assets or additions to reserves for bad debts or contingent liabilities

(2)	On the other hand, information is generally not material if its public dissemination would not have a market impact, or if the information would not likely influence a reasonable investor making an investment decision. Since such judgments may ultimately be challenged with the benefit of hindsight, and the consequences of a wrong decision are potentially severe, an employee should contact the Chief Compliance Officer or counsel for advice as to whether particular information is material.
(ii)	Nonpublic. Information that has not been disclosed to the public generally is “nonpublic.”
(1)	To demonstrate that certain information is public, a Firm employee should be able to point to some fact showing that it is widely available. Information would generally be deemed widely available if it has been disclosed, for example, in the broad tape, Wall Street Journal, or widely circulated public disclosure documents, such as prospectuses, annual reports or proxy statements. Nonpublic information may include (i) information available to a select group of analysts or brokers or institutional investors, (ii) undisclosed facts which are the subject of rumors, even if the rumors are widely circulated, and (iii) information that has been imparted on a confidential basis, unless and until the information is made public and enough time has elapsed for the market to respond to a public announcement of the information.

(2)	Information From Affiliates. Use of “insider” information obtained from an affiliate could subject both the Firm and the affiliate to penalties for insider trading.

(3)	Information Obtained on a Confidential Basis. When an officer or employee obtains information from a source with the expectation that he or she will keep such information confidential, the Firm and its employees are prohibited from using that information to trade, tip or recommend securities and such confidential information may not be given to affiliates of the Firm. The expectation of confidentiality may be either explicitly set forth or implied by the nature of the Firm’s or the officer’s or employee’s relationship with the source of the information.

Officers and directors of the Firm or affiliates of the Firm who are directors and/or officers of a publicly-traded company must not trade in their own account based upon nonpublic information obtained in a director and/or officer capacity. Further, no such person may order, direct or influence any trade in such a security for a client account or for a mutual fund managed by the Firm. All such decisions for client accounts or managed funds must be made solely by a Firm employee who is not an officer or director of the subject company. The employee making the investment decision may not discuss the subject company with the officer or director or otherwise communicate with such person regarding the investment decision. In addition, prior to making a trade in such a security, the employee should consult the Chief Compliance Officer, who will confirm with the director or officer that he or she is not in possession of material nonpublic information obtained in a director and/or officer capacity which would require the subject company to be placed on the Firm’s restricted list. Alternatively, with respect to the Firm client accounts, the Firm may return discretionary control over a client’s holdings in the publicly-traded company to the client.

(4)	Information Obtained through a Breach of Fiduciary Duty. Even in the absence of an expectation of confidentiality, the Firm’s employees are prohibited from trading, tipping or recommending securities on the basis of material nonpublic information disclosed by an insider in breach of a fiduciary or similar duty.
a.	The “Personal Benefit” Test. Whether an insider breaches his or her fiduciary duty by disclosing information is not always an easy determination to make and depends in large part on the purpose of the disclosure. If the insider may benefit personally from the disclosure, it is improper to use that information to recommend or trade securities. A “personal benefit” test will be present if:

•	the insider receives a pecuniary or reputational benefit by disclosing the information,

•	he or she makes a “gift” by disclosing the information to a friend or relative, or

•	there is an expected payment, exchange or other quid pro quo on the part of the insider.

b.	Controlling Person Liability. Even though an insider may not benefit personally from use of insider information, if a controlling person of the insider benefits from the insider’s action, substantial penalties can be imposed upon the controlling person. Depending upon the circumstances, the term “controlling person” could apply to the Firm itself, its officers and directors, managers and affiliates.

c.	Selective Disclosure. Employees should be particularly sensitive to the possibility of a breach by an insider if highly material information is selectively disclosed to one person rather than to a large group of industry analysts or by a press release. In such cases, it is important to consider carefully the motivation of a source in disclosing the information and, in particular, consider whether there is any personal benefit to the source from the disclosure. Again, any questions should be referred to the Firm’s Chief Compliance Officer or counsel. Improper disclosures should be distinguished from the usual situation in which company officers routinely answer questions about previously issued press releases, earnings reports or regulatory filings, or otherwise help fill in gaps of investment analysis.

d.	Temporary Insiders. Employees should be aware that for purposes of finding a breach by an “insider,” the term “insider” is broadly defined to include not only typical insiders, such as officers and directors, but also “temporary insiders.” “Temporary insiders” include, for example, investment bankers, accountants, lawyers, consultants, or investment managers who have entered into a relationship with the entity that gives them access to information solely for the entity’s purposes. As with the “personal benefit” standard, the “temporary insider” standard is difficult to apply in some situations, and advice of counsel should be sought.
(5)	Information Obtained Through Misappropriation. “Misappropriated” information is information that has been improperly obtained or, though obtained properly, is being used improperly for a purpose contrary to the purpose for which it was given. For example, if a printer, a commercial banker or a lawyer passes along to others material nonpublic information entrusted to him or her by a client, misappropriation may have occurred. Thus, if such a person divulges the information to a person who knows of that relationship, and the person trades, tips or recommends the client’s securities, liability as a “tippee” with respect to the misappropriated information may be found. No employee may trade, tip or make recommendations regarding affected securities where he or she has reason to believe the information has been misappropriated.
(b)	Insider Trading Prohibitions Specifically Related to Tender Offers. Under SEC Rule 14e-3, no person may trade, tip, or recommend securities of a company that is a target of a tender offer if such person possesses material nonpublic information regarding the tender offer, and that information was obtained, directly or indirectly, from certain sources.
(i)	This special prohibition dealing with tender offers applies regardless of the manner in which the information was obtained, whether by “misappropriation,” breach of duty or otherwise. Such trading is unlawful where the trader has reason to believe that the information was obtained, directly or indirectly, from the bidder, the target or a person acting on behalf of the bidder or target.

(ii)	The rule applies to trading, tipping and recommendations even before a tender offer is made. It is enough that a “substantial step” to begin a tender offer has been taken. A substantial step includes, for example: (1) the formulation of a plan to make a tender offer, (2) arranging the financing for a tender offer, (3) preparation of tender offer materials, or (4) commencement of negotiations with dealers to participate in a tender offer.
(c)	Advice as to Guidelines. Any question as to the applicability or interpretation of these guidelines or the propriety of any desired action must be discussed with the Chief Compliance Officer, or counsel, prior to trading or disclosure of the information.

(d)	Application. The restrictions on trading securities imposed by this section apply to anyone receiving material nonpublic information.

6.2	Specific Procedures

The procedures in the following section are designed to prevent material nonpublic information that may have been obtained in confidence from being improperly disclosed or used. These procedures do not restrict the flow of public information.
(a)	Nondisclosure and Reports. Any Firm employee who becomes aware of material nonpublic information may not trade the securities of the company to which the information relates, make any comment which could be viewed as a recommendation of such securities, or disclose the information to others, without first discussing the matter with the Chief Compliance Officer. Further, any Firm employee who acquires material nonpublic information on a confidential basis, from an insider in breach of his or her duty, or through “misappropriation,” may not, as long as he or she possesses such material nonpublic information, trade the securities of the company to which the information relates, make any comment which could be viewed as a recommendation, or disclose the information to others, other than to report such fact to the Chief Compliance Officer and to request that the issuer of the securities be placed on the Firm’s restricted list.

(b)	Access to Files. Personnel from outside the firm, including employees of affiliates who are not also employees of the Firm, should not be allowed access to any Firm corporate or client file without, in each case, specific permission from the Chief Compliance Officer.

(c)	Segregated Files. The Chief Compliance Officer, or his designee, shall establish separate files to store correspondence and documents which are or may be considered confidential. No person shall be offered access to the files unless that person has supplied the documents kept in the files.

(d)	The Restricted List. A securities restricted list shall be prepared by the Chief Compliance Officer and distributed, as necessary, to all Firm employees. The list shall restrict trading activities with respect to the securities of issuers placed on the list. The list itself shall be confidential. Once the information becomes public or immaterial, the issuer may be removed from the restricted list. As long as an issuer is on the restricted list:
(i)	no employee may trade the securities, including options and warrants, for his or her own account, family account, or other personal accounts over which he or she exercises discretion or influence, and

(ii)	no employee may trade the securities, including options and warrants, for any Firm client’s or brokerage customer’s account (other than on an unsolicited basis).
(e)	Reports. When any Firm employee obtains information believed to be material and nonpublic, he or she should report the particulars to the Chief Compliance Officer immediately in order that the issuer of the securities may be placed on the restricted list.
6.3	Violations

Any violation of these procedures or any other disclosure or use of material nonpublic information, should be reported to the Chief Compliance Officer or counsel immediately. Violations may result in disciplinary action.

     Procedure
     To ensure compliance with these requirements, the following compliance duties will be performed by the Chief Compliance Officer, or his designee:
(a)	Collection of and review of “access person” reports quarterly, or earlier if required by Firm policy.

(b)	Collection and review of insider trading reports.

(c)	Maintenance of “restricted lists” and segregated files.

(d)	Notice to all employees regarding the Firm’s insider trading policies and procedures.

VII.	BOOKS AND RECORDS AND CAPITAL
7.1	Maintenance Requirements

The Firm shall prepare and keep current the following books and records relating to its activities:
(a)	General Ledger

A general ledger reflecting all asset, liability, income, expense and capital accounts.

(b)	Cash Receipts and Disbursements Journal

A record showing all payments received, including date of receipt, purpose, and from whom received; and all disbursements, including date paid, purpose, and to whom paid.

(c)	Check Books and Bank Statements

All check books, bank statements, canceled checks and cash reconciliations.

(d)	Receivables and Payables

A record showing all receivables and payables.

(e)	Bills

All bills or statements (or copies thereof), paid or unpaid, relating to the business of the Firm.

(f)	Trial Balances and Financial Statements

All trial balances, financial statements, and internal audit working papers which may be prepared relating to the business of the Firm.

(g)	Correspondence

Copies of all written communications, correspondence, client reports, memos and all other records relating to services provided to clients.

(h)	Complaint File

Copies of all complaints of clients relating to investment activities for clients. “Complaint” means any written or oral statement of a client or any person acting on behalf of a client alleging a grievance involving the activities of persons under the control of the Firm in connection with providing investment advice to or placing orders on behalf of clients.

(i)	Powers of Attorney

A copy of all powers of attorney and other evidences of the granting of any discretionary or other authority by any client to the Firm or a third party.

(j)	Agreements and Contracts

A copy of all written agreements entered into by the Firm with any client, or with any other person, if the agreement relates to the business of the Firm.

(k)	Advertisements

A file containing copies of each notice, circular, advertisement, newspaper article, investment letter, bulletin or other communication recommending the purchase or sale of a specific security, which the Firm or any of its Representatives circulates or distributes, directly or indirectly. If such notice, circular, advertisement, newspaper article, investment letter, bulletin or other communication does not state the reasons for such recommendation, a memorandum of the Firm and/or the Representative must be included indicating the reasons therefor. The file must also contain a copy of all advertisements relating to the Firm’s business.

(l)	The Firm’s Form ADV, Part II Brochure

A copy of each written disclosure document (Part II of the Firm’s Form ADV) and each amendment or revision thereof, given or sent to any client or prospective client of the Firm in accordance with the provisions of Rule 275.204-3 under the Investment Advisers Act of 1940 and a record of the dates that each written statement, and each amendment or revision thereof, was given, or offered to be given, to any client or prospective client who subsequently becomes a client.

(m)	Corporate Records

All articles of incorporation, by-laws, minute books and stock certificate books.

(n)	Order Memos and Confirmations

A memorandum of each order placed for the account of a customer, including all terms of the order, together with a copy of all transaction confirmations, monthly statements, custodian reports and other records relating to transactions with clients.

(o)	Position Records

Records for each client receiving management services showing the securities purchased or sold on advice of the Firm, and the date, amount and price of each purchase and sale.

Records, organized by security, identifying the customer and the current amount or interest owned by each customer for each security in which any customer has a current position.

(p)	Custody and Possession Records

All records required to comply with the custody and possession rules. See section 2.6.

(q)	The Firm’s Privacy Policy

(r)	The Firm’s Proxy Voting Policy

(s)	The Firm’s Disaster Recovery Plan

(t)	Code of Ethics

A copy of the Firm’s code of ethics adopted and implemented pursuant to § 275.204A-1 that is in effect, or at any time within the past five years was in effect.

(u)	Violations of Code

A record of any violation of the code of ethics, and of any action taken as a result of the violation.

(v)	Acknowledgments

A record of all written acknowledgments as required by § 275.204A-1(a)(6) of the Adviser Act for each person who is currently, or within the past five years was, a supervised person of the investment adviser.

(w)	Access Person Reports

A record of each report made by an access person as required by § 275.204A-1(b) of the Advisers Act, including any information provided under paragraph (b)(3)(iii) of that section in lieu of such reports, all such information, whether from a report made by an access person or from information provided in lieu of a report, to be maintained electronically in an accessible computer database.

(x)	List of Access Persons

A record of the names of persons who are currently, or within the past five years were, access persons of the Firm.

(y)	Trade Approvals

A record of any decision, and the reasons supporting the decision, to approve the acquisition of securities by access persons under § 275.204A-1(c) of the Advisers Act for at least five years after the end of the fiscal year in which the approval is granted.
7.2	Record Retention

The Firm shall preserve for a period of not less than 6 years, the first 2 years in an easily accessible place, all records required under Section 7.1 except that records required under Sections 7.1(i) and 7.1(j) shall be preserved for a period of not less than 6 years after the closing of the account to which they pertain. After a record or other document has been preserved for 2 years as required in this subsection, a microfilm copy may be substituted for the remainder of the required period.
          Procedure
          In order to ensure compliance with the requirements specified in this section, the following procedures will be followed by the Chief Compliance Officer or his designee:
(a)	Ensure the Firm prepares and maintains all corporate, client, internal accounting, and order processing books and records required by state and federal law and by the Firm’s written supervisory procedures as amended from time to time. Maintenance reviews should be performed at least quarterly.

(b)	Periodic reviews of records to ensure all records are being properly retained for required time periods.

(c)	Arrange for storage and destruction of records in accordance with the Firm’s retention schedule.

(d)	Prepare core financial statements of firm including general ledger, general journals, income statement and balance sheet.

(e)	Monitor firm’s financial condition by monthly review of the Firm’s liquid capital position. More frequent reviews may be required as material financial changes occur.
          Records reviewed must be initialed and dated as evidence of review.

APPENDIX I
DAILY REVIEWS

Records	Person Responsible	Evidence of Review
Firm state Notices	Thomas J. Czech Assistant: Marvin R. Swentkofske	Signature on Form ADV.

Rep. Registrations	Thomas J. Czech Assistant: Marvin R. Swentkofske	Signature on Form U-4.

Branch office openings	Thomas J. Czech Assistant: Marvin R. Swentkofske	Register with state. Arrange for filing of Form ADV amendment and state notice.

Contracts/contract amendments	Thomas J. Czech Assistant: Marvin R. Swentkofske	Signature or initials on contract of each new client.

Delivery of Form ADV, Part II	Thomas J. Czech Assistant: Joseph F. Hickey	Ensure client receipt acknowledgments exist.

Cash or other payments for client solicitations.	Thomas J. Czech Assistant: Marvin R. Swentkofske	Ensure contract, disclosures and ADV amendment were made. Sign receipts.

Advertisements	Thomas J. Czech Assistant: Marvin R. Swentkofske	Initial/date and keep in compliance folder.

Use of sub-advisers	Thomas J. Czech Assistant: Joseph F. Hickey	Due diligence on advisers; adequacy of services contract.

Custody & Possession	Thomas J. Czech Assistant: Marvin R. Swentkofske	Ensure firm does not receive client certificates, or checks payable to it.

Correspondence and e-mail reviews to check for business conduct and adequacy of notices and licenses	Thomas J. Czech Assistant: Joseph F. Hickey	Initial and keep in file.

Delivery of privacy policy to new clients	Thomas J. Czech Assistant: Marvin R. Swentkofske	Review and initial correspondence to new client enclosing policy; keep cover letter evidencing annual delivery.

Review of employee trades	Thomas J. Czech Assistant: Marvin R. Swentkofske	Match trades against client positions, or anticipated client positions; initial reports of trades before being placed and keep in separate trade folder; establish trading restrictions; also obtain quarterly reports.

Lawsuits/regulatory actions/complaints	Thomas J. Czech Assistant: Marvin R. Swentkofske	Amend Form U-4’s and ADV as necessary.

Records	Person Responsible	Evidence of Review
Outside employment of Reps	Thomas J. Czech Assistant: Marvin R. Swentkofske	Send letter or memo to Rep approving or disapproving of employment.

Daily review of transactions for unethical practices	Thomas J. Czech Assistant: Marvin R. Swentkofske	Initial and date all record reviews; establish file on questionable items.

Transaction allocations	Thomas J. Czech Assistant: Marvin R. Swentkofske	Review and initial order tickets of batched trades where appropriate.

Insider transactions report	Thomas J. Czech Assistant: Marvin R. Swentkofske	Review and initial reports from employees regarding insider trading. Maintain “Restricted Lists.”

Distribution of IPO’s	Thomas J. Czech Assistant: Marvin R. Swentkofske	Initial allocation order tickets. The Company does not participate in IPOs.

Order errors	Thomas J. Czech Assistant: Marvin R. Swentkofske	Initial and date after ensuring order is corrected; clients should receive profits and Firm should absorb losses.

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QUARTERLY

Records	Person Responsible	Evidence of Review
Adequacy of disclosures in Part II of Form ADV	Thomas J. Czech Assistant: Marvin R. Swentkofske Assistant: Quarles & Brady	Review and change Part II at least annually, or more frequently if required; if no change is necessary, prepare note annually to compliance file that no change is required.

Adequacy of sub-adviser Services	Thomas J. Czech Assistant: Marvin R. Swentkofske	Note to compliance file regarding performance.

Payments to Solicitors	Thomas J. Czech Assistant: Marvin R. Swentkofske	Monitor payments to them to ensure compliance with disclosure requirements to affected clients.

13F filings	Thomas J. Czech Assistant: Marvin R. Swentkofske	Initial and date forms/retain in File.

Best execution	Thomas J. Czech Assistant: Marvin R. Swentkofske	Check broker executions at least quarterly against recorded bid or ask price at the time of the transaction.

Maintenance of records	Thomas J. Czech Assistant: Joseph F. Hickey	Review sample of all records required under IA Act to ensure Firm is preparing and maintaining them.

Soft dollar	Thomas J. Czech Assistant: Marvin R. Swentkofske	None are approved.

Securities trades of access persons	Thomas J. Czech Assistant: Marvin R. Swentkofske	Review and file; establish trading restrictions as required; preapprove all access person trades and obtain and review quarterly trade reports.

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ANNUALLY

Records	Person Responsible	Evidence of Review
Form U-4 amendments	Thomas J. Czech Assistant: Marvin R. Swentkofske	Signature on amendments.

Collection of Annual Rep. and Employee Questionnaire	Thomas J. Czech Assistant: Marvin R. Swentkofske	Signature on questionnaire.

Annual offer of Form ADV, Part II	Thomas J. Czech Assistant: Marvin R. Swentkofske	Letter and mailing list.

Annual delivery of privacy Policy	Thomas J. Czech Assistant: Marvin R. Swentkofske	Letter and mailing list.

Annual review of procedures manual/system	Thomas J. Czech Assistant: Marvin R. Swentkofske	Amend manual as necessary; note to the compliance file that no charge was required.

Annual updating amendment to Part I of Form ADV	Thomas J. Czech Assistant: Marvin R. Swentkofske Assistant: Quarles & Brady	Prepare and file amendment with fee when due.

File branch office renewals with states	Thomas J. Czech Assistant: Marvin R. Swentkofske Assistant: Quarles & Brady	Copy of renewal letter and Check.

Code of Conduct	Thomas J. Czech Assistant: Marvin R. Swentkofske	Prepare report to Board regarding administration of Code of Conduct

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APPENDIX II
ASSOCIATED PERSON ACKNOWLEDGMENT OF
RECEIPT OF PROCEDURES
     The undersigned hereby acknowledges receiving a copy of the Firm’s Supervisory Procedures Manual.

(Signature)

(Date)

APPENDIX III
ANNUAL REGULATORY AND OUTSIDE BUSINESS ACTIVITY QUESTIONNAIRE
NAME OF SUMMIT INVESTMENT MANAGEMENT, LTD. EMPLOYEE OR REPRESENTATIVE
The following information is required by Summit Investment Management, Ltd. (“Summit”). Your answers to the following questions should cover the 12 MONTHS that have passed since you last completed the Questionnaire or the time period that has passed since you joined Summit, whichever period is shorter. Please check “Yes” or “No” in response to each question and provide the information requested to each answer. Attach additional sheets if needed to fully answer a question. All questions must be answered.

YES	NO
☐	☐	1.	Did you represent to anyone that Summit or you would guarantee against losses, the present or future value or price of any security, or the fact that any company or issuer of securities will meet its promises or obligations?

☐	☐	2.	Did you agree to repurchase at some future time an investment from a client for your own account, for Summit’s account, or for any other account?

☐	☐	3.	Did you accept cash or act as a personal custodian of securities, stock powers, money or other property belonging to client, or accept a client check made payable to you?

☐	☐	4.	Did you borrow money or securities from a client, or loan any money or securities to a client?

☐	☐	5.	Did you recommend to a client that the client loan money to a third party?

☐	☐	6.	Did you extend or arrange for the extension or maintenance of credit to or for any client?

☐	☐	7.	Did you maintain a joint account in securities with any client, or share any benefit or loss with any client resulting from a security transaction?

☐	☐	8.	Did you enter into any business transaction with a client without the specific written approval of the Chief Compliance Officers?

☐	☐	9.	Did you forward, or agree to forward, reports or statements of account other than to the official address of the client?

☐	☐	10.	Did you write longhand letters or use e-mail letters relating to Summit’s business without a copy of each letter being made, delivered to the Chief Compliance Officer, or his designee?

☐	☐	11.	Did you use advertising or sales literature, including form letters, without prior written approval of Summit?

☐	☐	12.	Did you induce trading in a client’s account which was excessive in size or frequency in view of the financial resources and character of the account?

☐	☐	13.	Did you recommend to any client the purchase, sale or exchange of any security without reasonable grounds to believe that the recommendation was suitable for the client on the basis of information furnished by the client?

☐	☐	14.	Did you execute a transaction on behalf of a client without authority to do so?

YES	NO
☐	☐	15.	Did you execute a transaction for a client on instruction of a third party without having a third party trading authorization signed by the client?

☐	☐	16.	Did you execute a transaction for a client in a security that was not registered, or exempted from registration, under applicable federal and state securities laws?

☐	☐	17.	Did you give advice or effect a transaction for a client without first obtaining a signed Summit advisory contract?

☐	☐	18.	Did you open a securities account for yourself or a relative with a broker-dealer without disclosing your affiliation with Summit to that broker-dealer and advising Summit of the existence of the account?

☐	☐	19.	Did you prepare a false document relating to a client’s account, or a securities transaction processed by you?

☐	☐	20.	Did you represent yourself as a financial or investment planner, consultant or advisor, when (1) the representation did not accurately describe the nature of the services offered, your qualifications and the method of compensation for the services, or (2) you did not receive the prior written permission of Summit to do so?

☐	☐	21.	Did you represent any broker-dealer or issuer in the offer and sale of securities, or act as an independent investment adviser, without advance notice to and written consent of Summit?

☐	☐	22.	Did you engage in any other business or employment of any kind without prior written notice and without the consent of Summit’s Chief Compliance Officer?

☐	☐	23.	Did you effect any securities, or other investment transaction with or for a client, or any other person, without processing the transaction through Summit?

☐	☐	24.	Did you cause any transaction to occur in your personal account, or the securities account of another person, when the order for the transaction was based upon material, non-public information about any aspect of an issuer’s business?

☐	☐	25.	Did you use any written or oral performance figures with a client without advance approval of Summit’s Chief Compliance Officer?

☐	☐	26.	Did you purchase a “hot issue” (new issue selling at a premium over the offering price) for your own account or an account associated with you?

☐	☐	27.	Did you use client funds for any purpose other than intended transactions?

☐	☐	28.	Did you fail to notify immediately Summit’s Chief Compliance Officer of any written or oral client complaint you received or became aware of?

☐	☐	29.	Did you fail to provide complete information on your Form U-4, or to amend promptly, your Form U-4 to report or update required information?

☐	☐	30.	Did you fail to prepare maintain any business record required by Summit?

☐	☐	31.	Are you a trustee of a trust, or do you serve as an officer, director or general partner of any business entity other than Summit?

☐	☐	32.	Have you paid “Referral Fees” or “Finders Fees” to anyone in connection with Summit’s business? If so, provide details, including amount of fee and name of individual(s) and firm to whom paid.

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YES	NO
☐	☐	33.	Is there any topic covered in Summit’s Employee and Representative’s Procedures Manual and updates thereto you do not understand? If yes, please explain.

☐	☐	34.	Have you processed any securities transaction for a client’s account in a manner inconsistent with the Firm’s trading policies relating to aggregation of orders, soft dollars, illiquid securities or access person rules?

☐	☐	35.	Have you failed to report prior to each trade, and quarterly, information regarding each personal securities transaction in which you either (1) had a beneficial interest in, (2) controlled. or influenced?

☐	☐	36.	Are you aware of any “market timing” activity involving any mutual fund’s shares?

☐	☐	37.	Are you aware of any fund share purchases made at other than a forward price?

☐	☐	38.	Has any SEC or state securities or insurance regulator contacted you during the past year without such contact being reported to the Chief Compliance Officer?

☐	☐	39.	Have you violated any procedure set forth in the Firm’s Procedures Manual?

☐	☐	40.	Have you missed filing any annual investment holdings report?
I certify that each of the above answers is correct to the best of my knowledge.

EMPLOYEE’S SIGNATURE	DATE

EMPLOYEE’S NAME (PLEASE PRINT)
*      *      *

REVIEWED BY	DATE

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APPENDIX IV
BUSINESS CONTINUITY PLAN

APPENDIX V
CODE OF ETHICS WITH RESPECT TO
SECURITIES TRANSACTIONS OF ACCESS PERSONS
I.	INTRODUCTION

Rule 204A-1 under the Investment Advisers Act of 1940 (the “Advisers Act”) requires federally registered investment advisers to establish, maintain and enforce written codes of ethics that include, among other matters, standards of business conduct required of “supervised persons,” provisions requiring supervised persons to comply with applicable federal securities laws, provisions requiring “access persons” to report their personal securities transactions and holdings and obtain approval before they acquire beneficial ownership of any security in an initial public offering or private placement. This Code has been adopted by the Firm and is intended to comply with Advisers Act Rule 204A-1.

This Code is intended to provide guidance to Access Persons of the Firm in the conduct of their personal investments to eliminate the possibility of securities transactions occurring that place, or appear to place, such persons in conflict with the interests of advisory clients of the Firm. A copy of this Code is available upon request to advisory clients of the Firm.

Your receipt of this Code for your review and signature means that you are a person to whom the Code applies. You are required to acknowledge in writing that you have received a copy of this Code, as well as any amendments to the Code. See Appendix H. You are required to certify annually that you have read, understood and complied with this Code. See Appendix D.

If you have any questions concerning this Code, please contact the Chief Compliance Officer and/or the Firm’s counsel.

II.	DEFINITIONS.
A.	Access Person. “Access Person” means (1) any Advisory Person of the Firm, and (2) any Supervised Person who has access to non-public information regarding any Clients’ purchase or sale of Securities or non-public information regarding the portfolio holdings of any client or who is involved in making Securities recommendations to Clients, or has access to such recommendations that are non-public. All officers, directors and employees of the Firm are considered Access Persons. The names of Access Persons are shown on Appendix A, which may be amended from time to time.

B.	Adviser. The “Firm” means Summit Investment Management, Ltd.

C.	Advisory Person. “Advisory Person” means any director, officer, general partner or employee of the Firm (1) who, in connection with his regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a Covered Security by or on behalf of a client, or (2) whose functions relate to the making of any recommendations with respect to such purchases or sales. In the event that any individual or company is in a control relationship with the Firm, the term “Advisory Person” includes such individual company, or any employee of such a company to the same extent as an employee of the Firm.

D.	Automatic Investment Plan. “Automatic Investment Plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation, including a dividend reinvestment plan.

E.	Beneficial Ownership. “Beneficial Ownership” has the same meaning as used in Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, except that the term applies to both debt and equity Securities. “Beneficial ownership” under Rule 16a-1(a)(2) includes accounts of a spouse, minor children who reside in an Access Person’s home and any other relatives (parents, adult children, brothers, sisters, etc.) whose investments the access person directs or controls, whether the person lives with the Access Person or not, as well as accounts of another person (individual, partner, corporation, trust, custodian, or other entity) if by reason of any contract, understanding, relationship, agreement or other arrangement the access person obtains or may obtain therefrom a direct or indirect pecuniary interest. A person does not derive a direct or indirect pecuniary interest by virtue of serving as a trustee or executor unless he or a member of his immediate family has a vested interest in the income or corpus of the trust or estate. A copy of Release No. 34-18114 issued by the Securities and Exchange Commission on the meaning of the term “beneficial ownership” is available upon request from the Chief Compliance Officer, and should be reviewed carefully by any Access Person before preparing any reports required by this Code.

F.	Being Considered for Purchase or Sale. A Security is “being considered for purchase or sale” when a recommendation to purchase or sell such Security has been made and communicated by an Advisory Person, in the course of his duties and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

G.	Client. “Client” means any investment advisory client of the Firm.

H.	Chief Compliance Officer. “Chief Compliance Officer” means the Chief Compliance Officer as well as any designee appointed by such person.

I.	Control. “Control” means the power to exercise a controlling influence over the management and policies of a company, unless such power is solely the result of an official position with such company.

J.	Covered Security. “Covered Security” means any Security including mutual funds advised or sub-advised by Summit, except such term shall not include shares of registered open-end investment companies, direct obligations of the Government of the United States, bankers’ acceptances, bank certificates of deposit, commercial paper or, high quality short-term debt instruments, including repurchase agreements.

K.	Federal Securities Laws. “Federal Securities Laws” means the Securities Act of 1933, Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the SEC under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers and any rules adopted by the SEC or the Department of the Treasury.

L.	Initial Public Offering. “Initial Public Offering” means an offering of Securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934.

M.	Portfolio Managers. Persons who make decisions as to the purchase or sale of portfolio Securities of a client. The names of Portfolio Managers are shown on Appendix A, which may be amended from time to time.

N.	Private Placement. “Private Placement” means an offering of Securities that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) thereto or pursuant to Rule 504, Rule 505, or Rule 506 thereunder.

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O.	Security. “Security” has the same meaning as in Section 2(a)(36) of the 1940 Act. A copy of Section 2(a)(36) of the 1940 Act is available from the Chief Compliance Officer.

P.	Supervised Persons. “Supervised Persons” means any partner, officer, director (or other person occupying a similar status or performing similar functions), or employee of the Firm, or other person who provides investment advice on behalf of the Firm and is subject to the supervision and control of the Firm.
III.	STATEMENT OF GENERAL PRINCIPLES

The following general fiduciary principles shall govern the conduct and personal investment activities of all Access Persons and Supervised Persons.

Each Access Person and Supervised Persons shall act with integrity, competence and dignity, shall adhere to the highest ethical standards and shall:
A.	Recognize that the Firm has fiduciary duties to all Clients, which involves a duty at all times to deal fairly with, and act in the best interests of all Clients, including the duty to use reasonable care and independent professional judgment and to make full and fair disclosure of all material facts;

B.	At all times, place the interests of Clients before his or her personal interests;

C.	Comply with the applicable Federal Securities Laws;

D.	Conduct all personal Securities transactions in a manner consistent with this Code, so as to avoid any actual or potential conflicts of interest, or any abuse of position of trust and responsibility;

E.	Not take any inappropriate advantage of his position with or on behalf of any Client; and

F.	Report promptly any violations of this Code to the Chief Compliance Officer.
Access Persons and Supervised Persons should follow not only the letter of this Code, but also its spirit and their conduct and transactions will be reviewed for this purpose.

IV.	RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES
A.	Prior Clearance Required for All Transactions in Covered Securities. Unless the transaction is exempt under Section V below, no Access Person may directly or indirectly, initiate, recommend, or in any other way participate in the purchase or sale of a Covered Security in which such Access Person has, or by reason of the transaction may acquire, any direct or indirect beneficial interest, without first obtaining prior clearance for such transaction from the Chief Compliance Officer. No such person may approve their own trades. When requesting prior clearance, each Access Person should be aware that:
1.	All requests for prior clearance must provide the information set forth on the standard Request for Authorization for Personal Trading in Covered Securities Form, a copy of which is attached as Appendix Z. Such requests shall generally be made in writing or by e-mail, although in special circumstances telephone requests may be made so long as the required information is provided.

2.	Prior clearance of a securities transaction is effective for three business days from and including the date clearance is granted.

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The Firm shall retain a record of the approval of, and rationale supporting, any direct or indirect acquisition by an Access Person of a beneficial interest in Covered Securities.

B.	Purchases and Sales Involving a Client Account (Blackout Periods). Unless the transaction is exempt under Section V below, no Access Person may (i) execute a transaction for Covered Securities on a day during which a Client has purchased or sold that same Covered Security; or (ii) purchase or sell any Covered Security in which he has, or by reason of such transaction acquires, any direct or indirect beneficial ownership, in a Covered Security being considered for purchase or sale by a Client.

C.	Short-Term Trading Profits. Short-term trading by Access Persons in accounts as to which they have any beneficial ownership shall be looked upon with disfavor. All sales and purchases (or purchases and sales) of the same or equivalent Covered Securities within 60 calendar days by an Access Person shall be reported to Chief Compliance Officer.

D.	Initial Public Offerings. No Access Person may acquire any beneficial ownership in any equity Covered Securities (or Securities convertible into equity Covered Securities) in an Initial Public Offering.

E.	Private Placements. Before directly or indirectly acquiring beneficial ownership in any Securities in a Private Placement, each Access Person shall obtain express prior written approval from the Chief Compliance Officer, who, in making such determination, shall consider among other factors, whether the investment opportunity should be reserved for any Client, and whether such opportunity is being offered to such Access Person by virtue of his position with the Firm.

If and after such authorization to acquire such Securities in a Private Placement has been obtained, the Access Person must disclose such personal investment whenever any subsequent consideration by a Client for investment in that issuer arises.

If a decision is being considered to purchase Securities of an issuer, the shares of which have been previously obtained for personal investment by an Access Person in a Private Placement, that decision shall be subject to an independent review by a disinterested Portfolio Manager or Firm officer with no personal interest in the issuer.

F.	Service as a Director. No Access Person shall serve on a board of directors of a publicly traded company, absent prior written authorization by the Board of Directors of the Firm (as the case may be), based upon a determination that such service would be consistent with the interests of the Firm’s Clients.

If board service of an Access Person is authorized by the Board of Directors of the Firm, such Access Person shall be isolated from the investment making decisions for the Clients with respect to the company of which he is a director.

G.	Confidentiality. No Access Person shall reveal to any other person (except in the normal course of his duties on behalf of the Firm any information regarding Securities transactions made, or being considered, by or on behalf of any Client.
V.	EXEMPT TRANSACTIONS

The prohibitions described in Section IV.A and B above shall not apply to:
A.	Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control, or in any account of the Access Person which is managed on a discretionary basis by a person other than the Access Person and, with respect to which the Access Person does not in fact influence or control purchase or sale transactions;

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B.	Purchases or sales that are non-volitional on the part of the Access Person, including mergers, recapitalizations or similar transaction;

C.	Purchases that are part of an issuer’s automatic dividend reinvestment plan;

D.	Purchases or sales that are made pursuant to an Automatic Investment Plan;

E.	Purchases or sales of a registered unit investment trust, exchange-traded fund or closed-end management investment company;

F.	Purchases effected upon the exercise of rights issued by the issuer pro rata to all holders of a class of its Covered Securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

G.	Purchases or sales that receive the prior approval of the Chief Compliance Officer and that (a) are in equity Securities of a company for which the market capitalization is at least $2 billion; and

H.	Purchases or sales that receive the prior approval of the Chief Compliance Officer on the basis that (a) the transaction is not potentially harmful to any Client, (b) the transaction would be unlikely to affect the market in which the portfolio Securities for any Client are traded; or (c) the transaction is not related economically to the Securities to be purchased, sold, or held by any Client and the decision to purchase or sell the Security is not the result of material non-public information. As noted above, prior approval must be set forth in writing on the Request for Authorization for Personal Trading in Covered Securities Form (Appendix B).
VI.	REPORTING REQUIREMENTS OF ACCESS PERSONS
A.	Initial Holdings Report. Every Access Person shall complete, sign and submit to the Chief Compliance Officer an Initial Holdings Report no later than 10 days after becoming an Access Person. The Initial Holdings Report (attached hereto as Appendix E) shall include the following information:
1.	The title and type, exchange ticker symbol, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

2.	The name of any broker, dealer or bank with whom the Access Person maintained an account in which any Securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

3.	The date on which the report is submitted by the Access Person.
The information contained in the Initial Holdings Report must be current as of a date no more than 45 days prior to the date the person becomes an Access Person.

B.	Quarterly Transaction Reports. Every Access Person shall complete, sign and submit a Quarterly Transaction Report to the Chief Compliance Officer (attached hereto as Appendix Z) which discloses information with respect to transactions in any Covered Security in which such Access Person has, or by reason of such transaction, acquires, any direct or indirect beneficial ownership in the Covered Security. The Quarterly Transaction Report shall be submitted no later than 30 days after the end of each calendar quarter, whether or not the Access Person opened any account or engaged in any transactions for the quarter. For any transaction in a Covered Security during the quarter in which the Access Person had any direct or indirect beneficial ownership, the Quarterly Transaction Report shall contain the following information:

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1.	The date of the transaction, the title and type, exchange ticker symbol or CUSIP number (as applicable), interest rate and maturity date (if applicable), the number of shares and the principal amount of the Covered Security involved;

2.	The nature of the transaction, i.e., purchase, sale or any other type of acquisition or disposition;

3.	The price at which the transaction was effected;

4.	The name of the broker, dealer, or bank with or through whom the transaction was effected; and

5.	The date that the report is submitted by the Access Person.
For any account established by the Access Person in which any Securities were held during the quarter for the direct or indirect benefit of the Access Person, the Quarterly Transaction Report shall contain the following information:
1.	The name of the broker, dealer or bank with whom the Access Person established the account;

2.	The date on which the account was established; and

3.	The date on which the report is submitted by the Access Person.
In lieu of the report provided as Appendix C, the reporting person may provide copies of monthly or quarterly brokerage statements reflecting equivalent information, provided the reporting person dates and signs each such statement.

C.	Annual Holdings Reports. Every Access Person shall complete, sign and submit to the Chief Compliance Officer an Annual Holdings Report no later than 30 days following the end of the calendar year. The Annual Holdings Report (attached hereto as Appendix F) shall contain the following information:
1.	The title and type, exchange ticker symbol or CUSIP number (as applicable), number of shares and principal amount of each Covered Security in which the Access Person has any direct or indirect beneficial interest;

2.	The name of any broker, dealer or bank with whom the Access Person maintained an account in which any Securities were held for the benefit of the Access Person as of the date when that person became an Access Person; and

3.	The date when the Access Person submitted the report.
The information contained in the Annual Holdings Report must be current as of a date no more than 45 days before the report is submitted.

D.	Notice of Account Openings. Each Access Person shall complete, sign and submit to the Chief Compliance Officer a Notice of Account Opening (attached hereto as Appendix G) prior to establishing an account in which any Securities are to be held for the direct or indirect benefit of such Access Person.

E.	Disclaimer of Beneficial Ownership. No Quarterly Report or Initial or Annual Holdings Report shall be construed as an admission by the person making such report that he has any direct or indirect beneficial ownership in the Covered Security to which the report relates.

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F.	Potential Conflicts of Interest. Every Access Person shall immediately report to the Chief Compliance Officer any factors of which the Access Person is aware that would be relevant to a conflict of interest analysis, including the existence of any substantial economic relationship between the Access Person’s transactions and Securities held or to be acquired by a Client.

G.	Notification of Reporting Obligation. All Access Persons having a duty to file Quarterly Reports and Initial and Annual Holdings Report hereunder shall be informed of such duty by the Chief Compliance Officer and shall be provided with a copy of this Code. Once informed of the duty to file a Quarterly Report and Initial and Annual Holdings Report, an Access Person has a continuing obligation to file such report, in a timely manner, whether or not the Access Person had any new information to report for the period.
VII.	COMPLIANCE MONITORING

The Chief Compliance Officer shall review all Quarterly Reports, Initial and Annual Holdings Reports, confirmations, and other materials provided to him regarding personal transactions in Covered Securities by Access Persons to ascertain compliance with the provisions of this Code. The Chief Compliance Officer shall institute any procedures necessary to monitor the adequacy of such reports and to otherwise prevent or detect violations of this Code. The Chief Compliance Officer shall maintain a list of the names of persons responsible for reviewing those reports. Upon discovery of a violation of this Code, it shall be the responsibility of the Chief Compliance Officer to report such violation to the management of the Firm.

VIII.	REVIEW BY BOARD OF DIRECTORS

The Chief Compliance Officer shall regularly (but not less frequently than annually) furnish to the Board of Directors of the Firm a written report regarding the administration of this Code. This report shall describe issues that arose during the previous year under this Code, including but not limited to information about material violations of this Code and related procedures, as well as sanctions imposed as a result of these violations. The report shall also certify to the Board of Directors that has adopted procedures reasonably necessary to prevent its Access Persons from violating this Code. The Board of Directors should consider this report and determine whether amendments to the Code or procedures are necessary. If any such report indicates that any change to this Code is advisable, the Chief Compliance Officer shall make an appropriate recommendation to the Board of Directors. The Chief Compliance Officer also shall inquire into any apparent violation of this Code and shall report any apparent violation requiring remedial action to the Board of Directors. Upon finding such a violation of this Code, including the filing of any false, incomplete, or untimely Quarterly or Annual Holdings Reports, or the failure by Access Persons to obtain prior clearance of any personal transactions in Covered Securities, the Board of Directors may impose any sanction or take such remedial actions as it deems appropriate. No director shall participate in a determination of whether he has committed a violation of this Code or of the imposition of any sanction against himself.

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IX.	RECORDS RETENTION

The Firm shall maintain records in the manner and to the extent set forth below, as required by Rule 204-2 under the Advisers Act:
A.	Retention of Copy of Statement. A copy of this Code, and any versions that were in effect within the past five years shall be preserved in an easily accessible place;

B.	Record of Violations. A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in any easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

C.	Copy of Forms and Reports. A copy of each Request for Personal Trading Authorization Form, Quarterly Report, Initial Holdings Report Annual Holdings Report, and Notice of Account Opening prepared and filed by an Access Person pursuant to this Code shall be preserved by the Chief Compliance Officer for a period of not less than five years from the end of the fiscal year in which such report is made, the first two years in an easily accessible place;

D.	Written Acknowledgements. A record of all written acknowledgments of receipt of this Code from each person who is, or within the past five years was, an Access Person or Supervised Person shall be preserved in an early accessible place;

E.	List of Access Persons. A list of all persons who are, or within the past five years of business were, Access Persons shall be maintained in an easily accessible place;

F.	Record of Approvals. A record of any decision, and the reasons supporting the decision, to approve the acquisition of Securities in a Private Placement, and any other purchases or sales of Covered Securities by Access Persons shall be maintained in an easily accessible place for at least five years following the end of the fiscal year in which the approval is granted; and

G.	Sites of Records to be Kept. All such records and/or documents required to be maintained pursuant to this Code shall be kept at the offices of the Adviser.
X.	CONFIDENTIAL TREATMENT

All reports and other records required to be filed or maintained under this Code shall be treated as confidential, except to the extent required by law.

XI.	VIOLATIONS OF THIS CODE

Violations of this Code may result in the imposition of sanctions or the taking of such remedial steps as the Firm may deem appropriate, including, but not limited to, unwinding the transaction or, if impractical, disgorgement of any profit from the transaction, a letter of censure, reduction in salary, and suspension or termination of employment. No director or officer of the Firm shall participate in a determination of whether he has committed a violation of this Code or of the imposition of any sanction against himself.

In addition, the Firm may report any violations to the appropriate regulatory authority, including the Securities and Exchange Commission.

XII.	WRITTEN ACKNOWLEDGEMENTS

Each Access Person and Supervised Person shall receive a copy of this Code when they become an Access Person or Supervised Person and any amendments thereto, and each Access Person and Supervised Person shall provide a written acknowledgement of receipt of this Code and any amendment thereto in the form attached as Appendix H.

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XIII.	INTERPRETATION OF PROVISIONS

Management of the Firm may, from time to time, adopt such interpretations of this Code as such Board or management deems appropriate.

XIV.	AMENDMENTS TO THE CODE

Any material change to the Code subsequent to its initial approval must be approved within six months of the change by the Board of Directors of the Firm. Any amendment to the Code shall be effective 30 calendar days after written notice of such amendment shall have been received by the Chief Compliance Officer, unless the management of the Firm, as appropriate, expressly determines that such amendment shall become effective on an earlier date or shall not be adopted.

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APPENDIX A
ACCESS PERSONS AND PORTFOLIO MANAGERS
Access Persons:
Joseph F. Hickey, Vice President, New Product Development, Secretary
Timothy T. Stracka, Vice President, Marketing
James M. Beck, Vice President, Marketing
Scott A. Foster, Marketing Representative
Kendra L. Barczynski, Trader, Operations Manager
Sheryl M. Mittag, Administrative Assistant
Portfolio Mangers
Marvin R. Swentkofske, Chairman, Portfolio Manager
Thomas J. Czech, President, Portfolio Manager, Compliance Director

REPORTABLE ACCOUNT OPENINGS
For each reportable account opened during the report period, please list the name, address and contact person of the broker, dealer, or bank with whom the account was established and the date such account was opened.

Account
Name	Address	Contact Person	Date	Opened

REPORTABLE SECURITIES TRANSACTIONS1
Date of transaction:
Name of the issuer, title and type of security, exchange ticker symbol or CUSIP number (as applicable), and dollar amount or number of securities of the issuer purchased or sold:

Nature of transaction (i.e., purchase, sale, exchange or other type of acquisition or disposition):

Price at which the transaction was effected:

Name of broker, dealer, or bank with or through whom the transaction was effected:

Does the transaction involve:

(a)	sale of securities purchased within the last 60 days (or the purchase of securities sold within the last 60 days)?	Yes ☐	No ☐

(b)	purchase or sale of private placement securities?	Yes ☐	No ☐

(c)	purchase of a security in an initial public offering?	Yes ☐	No ☐

[1]	This Report shall not be construed as an admission by the person making such Report that he or she has any direct or indirect beneficial interest in the security or securities to which the Report relates.

APPENDIX D
ANNUAL CERTIFICATION
     I hereby certify that I (i) have read and understand the Code of Ethics of the Firm (ii) recognize that I am subject to the Code of Ethics, (iii) have complied with the requirements of the Code of Ethics over the past year, and (iv) have disclosed all information, over the past year, required to disclosed by the Code of Ethics.

Signed:

Name:

Date:

APPENDIX E
INITIAL HOLDINGS REPORT

Name:	Date of Report:

This Initial Securities Holdings Report must be filed by all Access Persons of the Firm no later than 10 days after such individual becomes an Access Person.
If you are an Access Person, you should include in this Report: (1) the title, number of shares, and principal amount of all Covered Securities in which you have a direct or indirect beneficial interest, and (2) the name of all brokers, dealers or banks with whom you maintain an account in which any securities were held for your direct or indirect benefit.1 You should include all accounts in which you have a direct or indirect beneficial ownership interest (unless you have no influence or control over such accounts) and all non-client accounts that you manage or with respect to which you give investment or voting advice.
Please describe all reportable securities holdings and securities accounts on the next page. Copies of confirmation statements may be attached to a signed report in lieu of setting forth the information otherwise required. Use additional copies of this form if necessary.
To the best of my knowledge and belief, the answers set out in this Report are true and correct.

Date Submitted	Signature
The undersigned,                                         , in my capacity as the Chief Compliance Officer, hereby certify receipt of this Initial Holdings Report on the                      day of                     , 200___.

Chief Compliance Officer

[1]	The terms “Access Person” and “Covered Security” and “Security” are defined in the Code of Ethics.

REPORTABLE SECURITIES AND ACCOUNTS2
For each account in which any securities were held for your direct or indirect benefit, please list the name, address and contact person of the broker, dealer, or bank with whom the account was established and the date such account was opened.

Name	Address	Contact Person	Date	Account Opened

For each Covered Security in which you have a direct or indirect beneficial interest, please list the title and type of security, exchange ticker symbol or CUSIP number, number of shares, and principal amount of such security.

Title/Type	Ticker Symbol/CUSIP	Number of Shares	Principal Amount
Number

Do your holdings include:

(a)	securities purchased within the last 60 days (or
	the purchase of securities sold within the last 60 days)?	Yes ☐	No ☐

(b)	private placement securities?	Yes ☐	No ☐

(c)	any security purchased in an initial public offering?	Yes ☐	No ☐
Please attach additional sheets with any other relevant information

[2]	This Report shall not be construed as an admission by the person making such Report that he or she has any direct or indirect beneficial interest in the security or securities to which the Report relates.

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APPENDIX F
ANNUAL HOLDINGS REPORT

Name:	Date of Report:

This Annual Securities Holdings Report must be filed by all Access Persons and the information contained in this report must be current as of a date no more than 30 days before the report is submitted.
If you are an Access Person, you should include in this Report: (1) the title, number of shares, and principal amount of all Covered Securities in which you have a direct or indirect beneficial interest, and (2) the name of all brokers, dealers or banks with whom you maintain an account in which any securities were held for your direct or indirect benefit.1 You should include all accounts in which you have a direct or indirect beneficial ownership interest (unless you have no influence or control over such accounts) and all non-client accounts that you manage or with respect to which you give investment or voting advice.
Please describe all reportable securities holdings and securities accounts on the next page. Copies of confirmation statements may be attached to a signed report in lieu of setting forth the information otherwise required. Use additional copies of this form if necessary.
To the best of my knowledge and belief, the answers set out in this Report are true and correct.

Date Submitted	Signature
The undersigned,                                         , in my capacity as the Chief Compliance Officer, hereby certify receipt of this Annual Holdings Report on the                      day of                     , 200     .

Chief Compliance Officer

[1]	The terms “Access Person” and “Covered Security” are defined in the Code of Ethics.

REPORTABLE SECURITIES AND ACCOUNTS2
For each account in which any securities were held for your direct or indirect benefit, please list the name, address and contact person of the broker, dealer, or bank with whom the account was established and the date such account was opened.

Name	Address	Contact Person	Date	Account Opened

For each Covered Security in which you have a direct or indirect beneficial interest, please list the title and type of security, exchange ticker symbol or CUSIP number, number of shares, and principal amount of such security.

Title/Type	Ticker Symbol/CUSIP	Number of Shares	Principal Amount
Number

For each Covered Security in which you have a direct or indirect beneficial interest, please list the title, number of shares, and principal amount of such security.

Title	Number of Share	Principal Amount

Do your holdings include:

(a)	securities purchased within the last 60 days (or
	the purchase of securities sold within the last 60 days)?	Yes ☐	No ☐

(b)	private placement securities?	Yes ☐	No ☐

(c)	any security purchased in an initial public offering?	Yes ☐	No ☐
Please attach additional sheets with any other relevant information

[2]	This Report shall not be construed as an admission by the person making such Report that he or she has any direct or indirect beneficial interest in the security or securities to which the Report relates.

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APPENDIX G
NOTICE OF ACCOUNT OPENING

Name:	Date of Report:

This Notice of Account Opening must be filed by all Access Persons of the Firm, prior to the opening of any account in which securities will be held for the direct or indirect benefit of such Access Person.
For each account in which any securities are to be held for your direct or indirect benefit, please list the name, address and contact person of the broker, dealer, or bank with whom the account will be established and the date such account is to be opened.

Name	Address	Contact Person	Date	Account Opened

To the best of my knowledge and belief, the answers set out in this Notice are true and correct.

Date Submitted	Signature
The undersigned,                                         , in my capacity as the Chief Compliance Officer, hereby certify receipt of this Notice of Account Opening on the                      day of                     , 200     .

Chief Compliance Officer

APPENDIX H
ACKNOWLEDGEMENT OF RECEIPT
OF
CODE OF ETHICS

I hereby acknowledge receipt of the Code of Ethics, including all amendments (if any) thereto.

Dated:

Signed:

Name:

APPENDIX Z
QUARTERLY PERSONAL SECURITIES
HOLDINGS REPORT

TO:	Thomas J. Czech
Chief Compliance Officer

FROM:

RE:	Report of Personal Securities Holdings Pursuant to Rule 204-2(a)(12) of the Investment Advisors Act for quarter ending

❑	During the above quarter, I have provided Summit with copies of monthly brokerage statements for all accounts owned by me and my spouse, minor children or other family members residing in my household.

❑	I own the following securities not held in my brokerage accounts:
(Use additional sheet if necessary)

❑	During the above quarter, I have not opened any personal securities brokerage accounts that I have not disclosed to Summit.

❑	I do not currently have a personal securities brokerage account. However, I agree to promptly notify Summit if I open such an account so long as I am employed by Summit.

Signed:	Date:

Report Reviewed By:	Date:

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APPENDIX Z

Buy	Trade Date:	Issue/Description:

Sell	Total Quantity:	Symbol/Cusip:

	Limit Price:	Employee Signature:

Employee Account #	Account Name	# Shares	Price Executed	Custodian	Broker

Approval:

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